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                                                                  EXHIBIT 10.8

                                PRODUCT AGREEMENT

         This Agreement, effective the _____ day of October, 1990, is entered into by and between

         Raster Graphics, Inc. a California corporation having principal offices at 285 N. Wolfe Road, Sunnyvale, California 94086 ("RGI"), and

         Oce Graphics France S.A., a French corporation having principal offices at 1, rue Jean Lemoine, 94003 Creteil Cedex, France ("Oce").

         WHEREAS, RGI is engaged in the development, engineering, manufacturing, sales and distribution of color electrostatic plotters having characteristics not available in Oce's current product line, and related supplies and spare parts, which RGI desires to market and sell through Oce's distribution network on an exclusive basis in the Exclusive Territory defined below and on a non-exclusive basis in the Non-Exclusive Territory defined below; and

         WHEREAS, Oce is engaged in the sales, marketing, distribution and servicing of printers and plotters manufactured by Oce and others, and Oce desires to enhance its product line by distributing RGI's color electrostatic plotters and related supplies and spare parts, on an exclusive basis in the Exclusive Territory defined below and on a non-exclusive basis in the Non-Exclusive Territory defined below, and to service such plotters.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained in this Agreement, the parties agree as follows:

         1.       Definitions

                  1.1 "Exclusive Territory" means the countries identified as such in Exhibit F.

                  1.2 "Foreign OEM Corporation" means a seller of OEM Systems which maintains its corporate headquarters outside of the Exclusive Territory.

                  1.3 "Nonexclusive Territory" means all countries and regions of the world not included in the Exclusive Territory or the Reserved Territory.

                  1.4 "OEM System" means a system produced by or for a Foreign OEM Corporation which includes hardware and software elements in addition to a Product, and in which such hardware and software elements represent a significant augmentation of the Product, based on an objective examination of such factors as functionality and performance.

                  1.5 "New Plotter" means a color electrostatic plotter system of a type meeting specifications other than those set forth in Exhibit D.

                  1.6 "Plotter" means a color electrostatic plotter system of a type listed in Exhibit D.

                  1.7 "Products" means Plotters, Supplies and Spare Parts.

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                  1.8 "Product Modification" means a modification to a Product which does not affect the conformance of the Product to its specifications as defined in Exhibit D.

                  1.9 "Reserved Territory" means the countries identified as such in Exhibit F.

                  1.10 "Spare Parts" means replacement parts for the Plotters.

                  1.11 "Supplies" means consumables intended for use with the Plotters, including those listed in Exhibit D.

                  1.12 "Territory" means the Exclusive Territory and the Nonexclusive Territory.

                  1.13 "Effective Date" means the date first given above.

                  1.14 "First Year" means a period beginning with the Effective Date and ending fifteen (15) months after acceptance by Oce of the tenth (l0th) Plotter purchased by Oce under this Agreement.

                  1.15 "Second Year" means a twelve (12) month period immediately following the First Year.

                  1.16 "Subsequent Year" means a twelve (12) month period beginning on the anniversary date of the Second Year.

                  1.17 "Year" means the First Year, the Second Year or a Subsequent Year.

         2.       Appointment

                  2.1 Grant of Rights. RGI hereby grants to Oce and Oce hereby accepts a limited nontransferable right and license to purchase, resell, distribute, advertise, market and solicit sales of, and service, the Products. Oce may exercise such right and license directly, and indirectly through Oce's distributor, dealer and service networks. Oce shall take all lawful and reasonable measures to prevent sales in the Reserved Territory by third-party resellers of Products obtained through Oce.

                  2.2 Scope of Rights. Oce's right and license shall be nonexclusive within the Nonexclusive Territory and exclusive within the Exclusive Territory, and shall be subject to the Exceptions and Conditions stated below. Oce shall not advertise, market, or solicit sales of the Products within the Reserved Territory without the prior written consent of RGI. Upon request of Oce, RGI will review with RGI's distributor for the Reserved Territory, Mitsui Comtek, the possibility of granting distribution rights to Oce under this Agreement to advertise, market and solicit sales of the Products in the Reserved Territory countries of Singapore, Hong Kong, Taiwan, the People's Republic of China and South Korea.

                  2.3 Exceptions to and Enforcement of Exclusive Rights. RGI may authorize Foreign OEM Corporations to sell OEM Systems in the Exclusive Territory, provided that RGI shall take all lawful and reasonable measures by contract and otherwise to procure the sales of the

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Products in OEM Systems through Foreign OEM Corporations in the Exclusive
Territory and to prevent sales of the Products in the Exclusive Territory other than through Oce or in OEM Systems sold by Foreign OEM Corporations. Oce shall be entitled to compensating payment from RGI for sales of Products in the Exclusive Territory other than sales of Products through Oce or as part of OEM Systems sold by a Foreign OEM Corporation, such compensating payment to be twenty percent (20%) of the sum of the number of Plotters multiplied by the price paid by Oce for the Plotters.

                  2.4 Conditions to Exclusive Rights. As a condition to maintaining its exclusive rights, Oce shall place orders requesting delivery of Plotters within each Year in the "Exclusive Minimum" defined in Exhibit G. Orders in excess of the "Exclusive Minimum" for a given Year will be credited against the "Exclusive Minimum" for the succeeding year. All Products sold in the Exclusive Territory by Foreign OEM Corporations shall be deemed to be part of the "Exclusive Minimum" defined in Exhibit G.

                  2.5 Conversion of Exclusive Rights. If Oce fails to place firm orders for the "Exclusive Minimum" for a given Year, RGI may give written notice to Oce of RGI's intent to convert the Exclusive Territory to Non-Exclusive Territory. Such notice shall include RGI sales data justifying the conversion, and offer Oce a stated period of not less than thirty (30) days in which to place firm orders to meet the "Exclusive Minimum" for such Year. If at the end of the stated period Oce has not placed firm orders to meet the "Exclusive Minimum" for such Year, RGI may upon notice to Oce convert the Exclusive Territory to Non-Exclusive Territory.

                  2.6 Conditions to Non-Exclusive Rights. As a condition to maintaining its nonexclusive rights, Oce shall place orders requesting delivery of Plotters within each Year in the "Non-Exclusive Minimum" defined in Exhibit
G. Orders in excess of the "Non-Exclusive Minimum" for a given Year will be credited against the "Non-Exclusive Minimum" for the succeeding year. All Products sold in the Exclusive Territory by Foreign OEM Corporations shall be deemed to be part of the "Non-Exclusive Minimum" defined in Exhibit G.

                  2.7 Termination of Non-Exclusive Rights. If Oce fails to place firm orders for the "Non-Exclusive Minimum" for a given Year, RGI may give written notice to Oce of RGI's intent to terminate Oce's right and license to purchase, resell, distribute, advertise, market and solicit sales of the Plotters. Such notice shall include RGI sales data justifying such termination, and offer Oce a stated period of not less than thirty (30) days in which to place firm orders to meet the "Non-Exclusive Minimum" for such Year. If at the end of the stated period Oce has not placed firm orders to meet the "Non-Exclusive Minimum" for such Year, RGI may upon notice to Oce terminate Oce's right and license with respect to the Plotters. Such termination shall not terminate Oce's right and license to purchase, resell and distribute Spare Parts and Supplies for the Plotters or to service the Plotters or to sell existing inventory of Plotters.

                  2.8 Reports to Oce. Not less than one month prior to the end of each Year, RGI shall provide Oce in writing with information (such as detailed RGI estimates of worldwide Product sales) sufficient for Oce to estimate the Exclusive Minimum and Non-Exclusive Minimum for the succeeding Year. After the First Year, RGI shall, by the tenth (10th) business day following each three-month period, provide Oce in writing with information (such as detailed

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actual quantifies of RGI's worldwide orders and sales of Products for such three-month period), sufficient for Oce to determine its performance Year-to-date against the Exclusive Minimum and Non-Exclusive Minimum. Information provided in the form indicated in Exhibit G shall be deemed sufficient for such purposes.

                  2.9 Audit. Upon written request of Oce and during normal RGI business hours, RGI shall permit its records to be audited by an independent, third-party of Oce's choosing, to the extent necessary to verify calculation of the Exclusive Minimum and Non-Exclusive Minimum. Oce shall pay the cost of such audit, and shall be promptly reimbursed by RGI for such cost if a discrepancy of more than five percent (5%) of the amount of an Exclusive Minimum or Non-Exclusive Minimum is uncovered in the audit.

         3.       Terms of Purchase and Sale.

                  3.1 No Inconsistent Terms. All Product purchases under this Agreement shall be subject to the terms and conditions of this Agreement, except as otherwise agreed in a writing signed by an officer of RGI and an officer of Oce. RGI and Oce hereby waive any inconsistent terms contained in any purchase order or order acknowledgement or similar document issued pursuant to this Agreement.

                  3.2 Prices.

                           3.2.1 Prices and Discounts. All Product prices to Oce
shall be as stated in RGI's standard U.S. Price List for the same or substantially similar products, set forth in Exhibit A, less applicable discounts as set forth in Exhibit B. Prices shall include delivery on the terms provided in this Agreement, and packing for shipment in accordance with the specifications of Exhibit D or, in the absence of such specifications, in a manner suitable for overseas air freight shipment.

                           3.2.2 Price Changes. Upon not less than thirty (30)
days' written notice to Oce, RGI may increase and shall decrease prices to Oce consistent with changes to RGI's standard U.S. Price List for the same or substantially similar Products; except that, RGI shall not increase Product prices other than Spare Parts and Supplies prices until the end of the one (1) year period commencing on the date of the first shipment of a Plotter to Oce under this Agreement. Price increases shall not apply to any purchase quantities ordered before the effective date of the price increase. Price decreases shall apply to all purchase quantities ordered by Oce but not shipped by RGI prior to the effective date of the price decrease.

                           3.2.3 Taxes. Product prices do not include any
federal, state or local governmental taxes and duties applicable to the purchase and sale. Oce shall bear all such taxes (specifically excluding taxes on the income of RGI) or duties that may be applicable to the purchase and sale. When RGI has the legal obligation to collect such taxes or duties, a corresponding amount shall be added to Oce's invoice and paid by Oce, unless Oce provides RGI with a valid tax exemption certificate authorized by the appropriate taxing authority.

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                  3.3 Sole Remuneration. The difference between Oce's purchase price and Oce's selling price to its customers will be Oce's sole remuneration for sale of the Products.

                  3.4 Equitable Treatment. RGI may offer to third parties terms and conditions of Product purchase and sale which are the same as or different from those provided in this Agreement. However, RGI shall offer to Oce terms and conditions comparable to those offered as from the date of this Agreement to any Foreign OEM Corporation(s), subject to Oce's acceptance of other terms and conditions also accepted by the third party which may be less advantageous to Oce than those provided in this Agreement.

                  3.5 Order Forecasts. Annually on October 1, Oce shall notify RGI in writing of Oce's forecast of Product sales for the succeeding calendar year. By the tenth (l0th) business day of each calendar month (commencing not less than thirty days after the Effective Date), Oce shall notify RGI in writing of Oce's forecast for Product purchase orders for the succeeding six (6) calendar months, specifying the quantity of each Product for each such month.

                  3.6 Firm Order Commitments.

                           3.6.1 Initial Orders. Oce shall place firm initial
orders with RGI for Products in the quantities and on or before the dates set forth in Exhibit I. Notwithstanding provisions in this Agreement for rescheduling of deliveries, the delivery dates for such orders may not be extended beyond the dates set forth in Exhibit I.

                           3.6.2 Forecast Commitments. Oce's forecasts shall be
non-binding, except that Oce shall during each calendar month place firm orders with RGI for not less than fifty percent (50%) of the quantifies of Products forecast for such month in Oce's forecast notified to RGI during the immediately preceding month.

                  3.7 Orders. All orders for Products submitted by Oce shall be by written purchase orders sent to RGI not less than ninety (90) days prior to the first day of the requested month of delivery, and requesting delivery dates within one hundred twenty (120) days from the date of the purchase order and during the term of this Agreement. An order initially transmitted to RGI by telefax shall be deemed received by RGI upon transmission, provided that a confirming written purchase order is received by RGI within ten (10) days of the date of transmission. All orders will specify the Products ordered by description and by Product numbers assigned by RGI (if any), quantity of each Product, requested delivery date(s), and any other information reasonably requested by RGI.

                  3.8 Order Acceptance. RGI shall, within fifteen (15) days following receipt of an order placed under this Agreement, notify Oce in writing of RGI's acceptance or rejection of the order; an order not accepted or rejected within such time shall be deemed accepted in the quantities stated and with delivery dates assigned as requested in such order. An acceptance initially transmitted to Oce by telefax shall be deemed received by Oce upon transmission. A confirming written acceptance will be sent to Oce within ten (10) days of the date of transmission. RGI's acceptance will identify the order, assign the delivery date(s), and include other information

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reasonably requested by Oce. The assigned delivery date of a Product shall be within thirty (30) days of the delivery date requested in the order for such Product.

                  3.9 Order Acceptance Commitments. RGI shall accept all orders received from Oce in a given month which are within the quantities of Products as originally forecast for such month. RGI shall use diligent efforts to accept orders for quantities in excess of the quantities forecast.

                  3.10 Rescheduling Deliveries. Oce may, upon written notice at least thirty (30) days prior to the delivery date initially assigned for a group of Product units, defer delivery of up to fifty percent (50%) of the Product units scheduled for delivery on such date. Delivery of such Product units may be deferred not more than sixty (60) days from the initially specified delivery date. Product delivery dates may not be deferred more than one time.

                  3.11 Order Cancellation. Oce may, without any cancellation charge, cancel up to twenty-five percent (25%) of an order upon notice given to RGI at least thirty (30) days before the assigned delivery date for the Products covered by the cancellation. Oce may, without any cancellation charge, cancel up to fifty percent (50%) of an order upon notice given to RGI at least sixty (60) days before the assigned delivery date for the Products covered by the cancellation. The percentage of an order cancelled shall be determined with reference to the total purchase price of all Products covered by the order. Oce may not otherwise cancel an order without written permission of RGI.

         4.       Delivery, Inspection, Acceptance, Shipping.

                  4.1 Delivery. RGI shall deliver each Product unit ordered by Oce under this Agreement F.O.B. RGI's facilities in California on the assigned delivery date or, if the delivery date is deferred as provided in this Agreement, on the deferred delivery date. Upon Oce's request, RGI shall procure the shipment of the Product units ordered by Oce to the address designated by Oce, the shipment to be made by a reliable transport company.

                  4.2 Late Delivery. Late delivery of a Product unit shall entitle Oce to delay payment of the unpaid balance of the purchase price for such Product by a period equal to the number of days the delivery is late. For example, if the assigned delivery date (or deferred delivery date) were September 1, and actual delivery occurs on September 6, then the second installment payment (if normally due net 60 days) would not be due until November 11 (65 days after an invoice dated as of the actual delivery date). An order for a Product unit not delivered within thirty (30) days of the assigned delivery date may be cancelled by Oce without penalty and shall be counted toward the Exclusive Minimum and Non-Exclusive Minimum.

                  4.3 Inspection and Testing. RGI shall notify Oce in writing (preferably by telefax) of the date on which RGI intends to deliver each Product, fourteen (14) days in advance of such date, giving Oce an opportunity to inspect and test the Product at RGI's facilities in California following delivery. Within seven (7) days following receipt of such notice, Oce shall notify RGI whether Oce will inspect and test the Product and, if so, specify a reasonable time schedule for such inspection and testing. Plotter inspection and testing shall be in accordance

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with the criteria set forth in Exhibit E. RGI shall provide facilities, material and any technical assistance at RGI's location, as reasonably requested by Oce in connection with inspection and testing. RGI and Oce each shall bear, respectively, all costs and expenses they incur in connection with such inspection and testing.

                  4.4 Product Acceptance. A Product shall be deemed accepted by Oce (i) upon notice of acceptance from Oce to RGI, (ii) upon delivery by RGI if Oce fails to specify a time schedule for inspection and testing, (iii) at the end of the time schedule set for inspection and testing if Oce fats to inspect and test in accordance with the specified time schedule, or (iv) at the end of the time schedule set for inspection and testing if Oce fails to notify RGI of rejection of the Product within such time schedule. Risk of loss of a Product shall pass to Oce upon acceptance.

                  4.5 Rejection. Written notice of rejection of a Product shall specify in detail the reasons for which the Product is being rejected. Rejection of a Product which fails to meet the inspection and testing criteria set forth in Exhibit E shall be conclusively deemed reasonable.

                  4.6 Packing for Shipment. RGI shall, promptly following acceptance of a Product, pack the Product and mark for shipment to such address as directed in writing by Oce. Unless otherwise directed in writing by Oce, each Product shall be packed by RGI in accordance with the specifications for such Product as set forth in Exhibit D or, in the absence of such specifications, in a manner suitable for overseas air freight shipment.

         5.       Payment Terms.

                  5.1 For Plotters. Payment for the purchase price of a Plotter purchased under this Agreement shall be due as follows: (1) a portion of the purchase price in advance of delivery as set forth in Exhibit C, and (2) the balance within sixty (60) days after date of invoice received from RGI following delivery. RGI shall apply against any prepayment which is due any amount credited to Oce for other purposes under this Agreement, upon written request from Oce.

                  5.2 For Spare Parts and Supplies. Payment for the purchase price of Spare Parts and Supplies purchased under this Agreement shall be due in full within sixty days after date of invoice received from RGI.

                  5.3 Invoice Date. An invoice for the purchase price of a Product shall be provided to Oce not later than thirty (30) days following acceptance of the Product, and shall be dated not earlier than the date of acceptance.

         6.       Product Evolution and Qualification.

                  6.1 New Plotter Notice and Offer. RGI shall notify Oce of the intended introduction of any New Plotter as soon as possible, but in no event later than one hundred twenty (120) days prior to any public announcement of such New Plotter. RGI's notice shall include (i) basic specifications for the New Plotter in the form of Exhibit D, Part 1.1, and (ii) RGI's intended prices and discounts for the New Plotter. RGI shall at the same time offer Oce the right to add such New Plotter as a Plotter under this Agreement, in accordance with the qualification procedure defined below; RGI shall take no action inconsistent with such right of

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Oce before Oce has had an opportunity to qualify the New Plotter for inclusion as a Plotter under this Agreement.

                  6.2      New Plotter Qualification Procedure.

                           6.2.1 First Notice to RGI. If Oce wishes to proceed
with qualification of the New Plotter for inclusion as a New Plotter under this Agreement, Oce shall so notify RGI within fifteen (15) days following receipt of notice from RGI under Section 6.1.

                           Delivery to RGI of an original of this Agreement
executed by Oce shall serve as such notice for purposes of RGI's Model 424 plotter, and the parties shall proceed with qualification of RGI's Model 424 plotter in accordance with the procedures of Sections 6.2.2 and 6.2.5.

                           6.2.2 Approvals and Evaluation Prototype. Upon
receipt of notice from Oce under Section 6.2.1 of Oce's intent to qualify the New Plotter, RGI shall (i) promptly and diligently pursue approval of the New Plotter by such safety and regulatory bodies as may be reasonably designated by Oce under Section 6.3.1, (ii) promptly provide Oce with safety information for the New Product in accordance with Section 6.3.2, and (iii) make available to Oce for evaluation a prototype unit of such New Plotter for an evaluation period of not more than thirty (30) days.

                           6.2.3 Second Notice to RGI. Within the evaluation
period of Section 6.2.2, Oce shall (i) inform and discuss with RGI whether Oce still wishes to qualify the New Plotter for inclusion as a Plotter for purposes of this Agreement and, if so, (ii) agree with RGI upon supplemental product specifications for the New Plotter in the form of Exhibit D, Part 1.2, and inspection and testing criteria for acceptance of the New Plotter in the form of Exhibit E, and (iii) if deemed necessary by Oce for qualification purposes, place an order with RGI for a first production unit of the New Plotter meeting the basic and supplemental product specifications. The parties shall then negotiate in good faith the price and discounts to Oce for production units of the New Plotter and amend Exhibits A and/or B accordingly. In case of disagreement on price and/or discounts, RGI shall not offer the New Plotter to third parties within the Exclusive Territory for better prices and/or discounts than offered to Oce without Oce first being offered those better terms.

                           6.2.4 First Production Unit. RGI shall, following
receipt of an order from Oce under Section 6.2.3, deliver to Oce as soon as practicable a first production unit of the New Plotter meeting the basic and supplemental product specifications. Oce's purchase price for the first production unit of the New Plotter shall be as determined by negotiation under
Section 6.2.3.

                           6.2.5 Notice of Qualification. Oce shall notify RGI
whether Oce has qualified the first production unit of the New Plotter (i) within thirty (30) days of Oce's acceptance of the first production unit of the New Plotter in accordance with the inspection and testing criteria for acceptance of the New Plotter notified to RGI under Section 6.2.3 or, (ii) if no

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first production unit of the New Plotter is ordered by Oce, within the evaluation period of Section 6.2.2.

                  6.3      Product Safety and Related Matters.

                           6.3.1 Safety and Regulatory Approvals. RGI shall be
responsible for pursuing such safety and regulatory approvals of the Plotter as may be reasonably requested by Oce. A request to obtain approvals of the Technische Uberwachungsverein (TUV) and Verband Deutscher Elektrotechniker (VDE) bodies shall be deemed reasonable. In the event that Oce fails to qualify the New Plotter for inclusion as a Plotter under this Agreement, reasonable out-of-pocket expenses incurred by RGI in pursuing safety and regulatory approvals of the New Plotter at Oce's request shall be reimbursed to RGI by Oce, up to a maximum of five thousand U.S. dollars (US $5,000); otherwise, such expenses shall be borne by RGI. Oce may, but shall not be obliged to, obtain safety and regulatory approvals at Oce's cost and expense. Oce and RGI shall provide one another with reasonably requested assistance and information for pursuing safety and regulatory approvals. RGI shall provide Oce with copies of all safety and regulatory approval certificates pertaining to the Products. RGI represents and warrants that, as from the grant of any safety or regulatory approval, each Product delivered to Oce under this Agreement to which such approval is applicable shall meet the approval standards.

                           6.3.2 Safety Information. RGI shall be responsible
for providing Oce with safety information concerning the Products, and for promptly providing Oce with updated safety information in case of a change of composition of the Products. Such safety information shall include the information requested in the Safety Data Questionnaires of Exhibit J, and any reports on mutagenicity (Amestest) and toxicity of the Products. RGI represents and warrants that safety information provided to Oce for the Products is and will be correct and complete. If Oce wishes further safety information concerning the Products, it shall consult RGI and the parties shall cooperate to find a solution (including a partition of costs) acceptable to the parties, provided that RGI shall not withhold further safety information which is available to RGI and which Oce or Oce's affiliated companies may require to comply with applicable laws and regulations within the Territory.

                           6.3.3 Safety Reporting. Oce or Oce's affiliated
companies may be requested and/or obliged to provide third parties in the Territory (such as Authorities, Health and Environmental Committees, Customs, Medical Staffs, and/or others), with respect to possible consequences of the Products to human health, to the environment or to safety, with information such as the composition of the Products and/or effects of the Products. RGI shall use its best efforts to provide such information, upon Oce's request, either to Oce or directly to such third parties.

                           6.3.4 Notification to the Other Party. If either
party is informed or believes that sale, use or storage of the Products would be detrimental or would have unfavorable consequences to human health, to the environment and/or to safety, it shall immediately give the other party in writing all necessary information relating to such detrimental or unfavorable consequences. In case legal restrictions would prevent marketing, use, sale and/or storage of the Products in Territory or a part thereof because the Products would be detrimental or unfavorable

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to human health, to the environment and/or to safety, the parties shall consult with one another and use their best efforts to find an appropriate solution, and if the consultation will not offer a solution acceptable to both parties Oce may cancel pending orders for the Products destined for the country or countries where such restrictions exist. RGI agrees to take back Oce's new and unused stock of the affected Products at the prices paid to RGI for such Products.

                           6.3.5 Notification to Authorities. RGI represents
that the chemicals and/or substances supplied to Oce under this Agreement have been notified (or will be notified prior to first delivery thereof to Oce under this Agreement) to the competent authorities in the European Economic Community
(EEC), United States of America (USA), Canada and Australia, to the extent required by law.

                  6.4 Effect of Qualification. Upon notice from Oce to RGI of qualification of a New Plotter, (i) the New Plotter shall become a Plotter for purposes of this Agreement and the corresponding basic and supplemental product specifications shall become a part of Exhibit D, the corresponding inspection and testing criteria shall become a part of Exhibit E, (ii) Oce shall place a first order for a production lot of such Plotters, and (iii) RGI shall within thirty (30) days make a complete escrow deposit for such Plotters and related Spare Parts and Supplies pursuant to the Technology Escrow Agreement referenced in Section 11.2.2 and Exhibit L.

                  6.5 Non-Approval of New Plotter. In the event that a significant standards organization in the Territory (such as TUV or VDE) fails to approve a New Plotter, (i) RGI and Oce shall use diligent efforts to define modifications needed to obtain approval, (ii) RGI shall at no charge to Oce modify or provide Oce at no cost with Spare Parts and technical information for Oce to modify any New Plotters delivered prior to approval, and (iii) Oce may defer delivery, until such modifications are effected and approval is obtained, of any New Plotters ordered by Oce prior to approval.

                  6.6 Existing Inventory and Pending Orders. If a New Plotter is offered for sale by RGI which competes directly (considering cost, performance and functionality) with Plotters purchased by Oce, then (i) RGI shall use reasonable efforts to assist Oce in the sale or other disposition of such Plotters as are in Oce inventory, (ii) Oce shall have the right to cancel up to fifty percent (50%) of pending orders for such Plotters not delivered to Oce before receipt of notice of the New Plotter, by giving notice of cancellation to RGI within fourteen (14) days after receipt by Oce of notice of the New Plotter, and (iii) Oce shall have the right to convert to orders for other Products the balance of pending orders for such Plotters not delivered to Oce before receipt of notice of the New Plotter, by giving notice of conversion to RGI within fourteen (14) days after receipt by Oce of notice of the New Plotter. Orders converted under this provision shall be counted toward Exclusive Minimum and Non-Exclusive Minimum.

         7.       Field Service and ECOs.

                  7.1 Field Service. Maintenance and technical service and support for Products purchased by end users directly or indirectly through Oce shall be the responsibility of Oce. Oce will also make available in the Exclusive Territory maintenance and technical service and support for Products purchased by end users through a source sanctioned by Oce under this Agreement;

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such maintenance and technical service and support shall be offered on terms and conditions comparable to those offered to end users purchasing Products through Oce.

                  7.2 ECO Notification. Any Product Modification which may affect Oce's inventory of Spare Parts and Supplies, or Oce's procedures for maintenance or technical service and support, shall be described in detail by RGI in a written Engineering Change Order ("ECO"). RGI shall provide Oce with a copy of each ECO as soon as possible, but in no event less than thirty (30) days prior to implementing the changes described in the ECO in any Product delivered to Oce.

                  7.3 Existing Inventory and Pending Orders. If a Product Modification affects Oce's requirements for inventory of Spare Parts, then (i) RGI shall use reasonable efforts to assist Oce in the sale or other disposition of Oce's inventory of affected Spare Parts, and (ii) Oce shall have the right to cancel pending orders for affected Spare Parts not delivered to Oce before receipt of notice of the Product Modification, by giving notice of cancellation to RGI within fourteen (14) days after receipt by Oce of notice of the Product Modification.

         8.       Warranties.

                  8.1 Express Warranties. RGI hereby warrants to Oce that each Product sold, replaced, repaired or reconditioned by RGI under this Agreement
(i) will be free from defects in material and workmanship for a period of one hundred twenty (120) days from the date of acceptance of the Product, and (ii) conforms to its specifications (whether or not included in an Exhibit to this Agreement).

                  8.2 Exclusions. The express warranties provided in this Agreement shall not apply to Product defects: (i) caused through no fault of RGI during shipment to or from Oce, (ii) caused by the use or operation of the Product in a manner inconsistent with the Product specifications or Product documentation customarily supplied by RGI with the Product and consistent with the Product specifications, (iii) caused by modifications or alterations made to the Products without the written approval of RGI, or (iv) caused by maintenance performed on the Products inconsistent with written instructions from RGI.

                  8.3 Warranty Claims. If a Product purchased under this Agreement fails to operate properly during the warranty period, Oce shall attempt to make repairs through Oce's field service network in a manner consistent with written maintenance instructions from RGI. If such attempt is unsuccessful, RGI shall, promptly upon written notice from Oce, give Oce instructions for return or other disposition of the Product and shall credit Oce for the purchase price of the Product. Oce shall in any event promptly provide RGI with a service report describing in reasonable detail the Product failure and the attempt to repair, including an itemization of any Spare Parts installed and of labor and costs incurred. RGI shall credit Oce for labor and costs incurred at Oce's then-standard rates for such repair and for the purchase price of any Spare Parts installed, it being understood that the credit to Oce for labor during each quarter will be limited to three hundred U.S. dollars (US $300) multiplied by the number of Plotters purchased during the previous quarter. This limit will be periodically reviewed in the light of experience. Oce will justify the labor charges by service reports related to machine failure. Oce shall return or otherwise dispose of any defective Product or component thereof as directed in writing by RGI, at RGI's expense. RGI shall bear all reasonable costs of shipment between Oce and RGI for returned or replaced Products.

                  8.4 Disclaimer. RGI MAKES NO WARRANTIES OTHER THAN THE EXPRESS LIMITED WARRANTIES PROVIDED IN THIS AGREEMENT, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE PRODUCTS. RGI SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  8.5. Warranty to Oce Customers. Oce may offer warranties or no warranties to Oce customers for the Products as Oce deems appropriate. RGI shall have no obligation to honor any warranty made by Oce.

         9.       RGI Assistance to Oce.

                  9.1 Documentation. It is intended that Oce will prepare its own documentation and other materials for advertising, promotion, sales, service and training with respect to the Products, which may be based upon RGI's documentation. For this purpose, RGI will, promptly upon written request from Oce, provide Oce at no charge with limited quantities of each item of RGI documentation and other materials for the Products, and With master copies (suitable for reproduction, such as camera-ready artwork or electronic files) of such items. If Oce requests more than limited quantities, RGI shall provide these to Oce at no charge if available, or at cost plus fifteen percent (15%) markup.

                  9.2 Software. It is intended that Oce will modify software drivers and other software customarily distributed by RGI with the Plotters to suit the needs of the markets in which Oce will distribute, sell and service the Plotters. For this purpose, RGI will, promptly upon written request from Oce, provide Oce at no charge with source code and object code copies such software in electronic form. Oce's license to copy and distribute such software shall be limited to one (1) copy for each Plotter purchased, plus a reasonable number of additional copies for replacement of lost or damaged copies, service use, archival purposes, and the like. Oce's customers shall be permitted to make archival copies of such software.

                  9.3 Firmware. It is intended that Plotters distributed, sold and serviced by Oce may contain firmware which differs from that contained in Plotters sold by RGI for distribution other than through Oce (containing, for example, multilingual error-message capabilities, and test-plot capabilities employing Oce trademarks or logos). RGI and Oce shall collaborate to develop such differing firmware, and RGI shall upon written request of Oce provide Oce with executable electronic copies thereof and related instructions sufficient to enable Oce to prepare read-only-memory components embodying such firmware for use with the Plotters.

                  9.4 Training. RGI shall provide at no charge to Oce, at RGI's facilities in California, field service and sales training to Oce's personnel at periodic intervals, with the frequency, format and content of such training to be determined by RGI in consultation with Oce. Any additional such training shall be provided by RGI upon request of Oce at RGI's standard rates thereof. Oce shall pay all costs for travel, food, and lodging by Oce personnel in connection with all such training.

                  9.5 Technical Information. RGI shall provide Oce with all technical information reasonably necessary for Oce to certify, sell, distribute, maintain and service the Products.

                  9.6 Technical Support. RGI will provide all technical support and assistance reasonably requested by Oce. Technical support and assistance provided by telephone from RGI's facilities in California during RGI's normal business hours shall be provided at no charge to Oce. Other technical support and assistance, such as travel of technical experts to Oce or end-user sites, shall be provided at RGI's then-standard rates.

         10.      Availability of Spare Parts and Supplies.

                  10.1 Guaranteed Supply. RGI shall make available to Oce under this Agreement Spare Parts and Supplies for Plotters for a period of five (5) years after written notice to Oce of RGI's discontinuation of any such Product.

                  10.2 Notice of Discontinuation. RGI shall give Oce reasonable advance notice of RGI's intent to discontinue supply of any Spare Parts or Supplies and an opportunity for Oce to place a final order therefor.

                  10.3 Right to Make. RGI shall, prior to discontinuing supply of any Spare Parts or Supplies to Oce, provide Oce with all information (including manufacturing files, supplier lists, and the like) and assistance reasonably necessary for Oce to make, have made or acquire through RGI's sources the discontinued Spare Parts or Supplies.

                  10.4 Supplies. Oce will be allowed to develop or have developed at its own cost supplies (such as paper, film, toner) and subsequently acquire, buy and resell and distribute same freely without any charges or payments to RGI. RGI will make available to Oce within fifteen (15) days upon Oce's first order all basic specifications necessary to develop the aforesaid supplies. RGI will make available to Oce as soon as possible upon execution of this Agreement but not later than fifteen (15) days upon Oce's first order a list of RGI's qualified suppliers of the aforesaid supplies and allows Oce to purchase directly from those qualified suppliers the supplies but not earlier than before September 1, 1991. Oce will make available to RGI as soon as possible upon its qualification the list of qualified suppliers, if any, with respect to supplies developed by Oce for the Plotters. Oce allows RGI to contact and discuss directly with these qualified suppliers terms and conditions for supply. Neither party will be responsible or liable for the terms and conditions with respect to the purchase and/or distribution of supplies by the other party from such suppliers.

         11.      Guarantee of Supply.

                  11.1 Allocation Among Customers. To the extent that RGI is unable to timely manufacture and deliver ordered Products to its customers, RGI shall allocate for delivery to Oce during each month, on a Product-by-Product basis, the greater of: (i) twenty four percent (24%) of RGI's production (on a Product by Product basis), and (ii) a portion of the available quantities of the affected Products which is not less than the portion of the total quantities of such Products (on a Product by Product basis) ordered by all RGI customers for delivery during such month.

                  11.2     Manufacturing Rights.

                           11.2.1 Manufacturing License. Contemporaneously with
this Agreement, RGI and Oce have entered into a Plotter Manufacturing License Agreement in the form of Exhibit K.

                           11.2.2 Technology Escrow. Contemporaneously with this
Agreement, RGI and Oce have entered into a Technology Escrow Agreement in the form of Exhibit L. RGI shall, at all times during the term of this Agreement and for a period of five (5) years thereafter, maintain a current deposit for each Product with an Escrow Agent of all information and materials defined in the Technology Escrow Agreement.

         12.      Term & Termination.

                  12.1 Term. This Agreement will continue in force for a fixed term of five (5) Years unless terminated earlier in accordance with its terms. At the end of the fixed term, this Agreement will automatically be renewed for additional one year periods unless no later than six months before the expiration of the initial term or any such renewal term, either party gives the other party written notice of non-renewal.

                  12.2     Termination for Cause.

                           12.2.1 This Agreement may be terminated by a party
without penalty upon thirty (30) days' written notice if:

                                    (i) the RGI Model 424 Plotter is not
qualified by Oce within the time period set forth in Section 6.2.5.,

                                    (ii) Oce's Non-Exclusive rights are
terminated as provided in Section 2.6,

                                    (iii) the non-terminating party assigns
rights or obligations under this Agreement other than as permitted in this Agreement, or

                                    (iv) the non-terminating party is in
material breach of this Agreement, the material breach is specified in the notice of termination, and the non-terminating party fails to cure such breach within the thirty-day period of the notice of termination.

                           12.2.2 This Agreement may be terminated by a party
without penalty immediately upon giving notice if proceedings under any bankruptcy, insolvency or similar legislation are instituted by or against the non-terminating party, or the non-terminating party makes an assignment for the benefit of creditors, or a receiver is appointed for all or a substantial part of the non-terminating party's assets.

                  12.3 Fulfillment of Orders upon Termination. Upon termination of this Agreement, other than for failure of Oce to make payments, RGI shall continue to fulfill, subject to the terms of Section 3 above, all orders accepted by RGI prior to the date of termination; provided that, all orders for Plotters shall provide for delivery to occur not later than sixty (50) days following termination.

                  12.4 Payments. Termination by either party shall not relieve the other party of its obligation to make any and all payments due under this Agreement, or relieve either party of obligations incurred prior to termination or of obligations which by their nature or term survive termination.

                  12.5 Survival of Certain Terms. The provisions of Sections 1, 2.1, 2.7, 2.9, 3.1, 3.2, 3.3, 3.4, 3.8, 3.9, 3.10, 3.11, 4, 5, 6.3, 7, 8, 9.1,
9.2, 9.3, 9.5, 9.5, 10, 11, 12.3, 12.4, 12.5, 13, 14, 15, 15.2, 17.1, 17.4, 175,
17.5, 17.7, 17.8, 17.9, 17.10, 17.11, 17.12, 17.13, 17.14, 17.15, 17.16, 17.17
and 17.18, and of the Exhibits, shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

         13.      Indemnification.

                  13.1 Indemnity. As and to the extent expressly provided in this Agreement, when one party ("Indemnifying Party") has a specific obligation to indemnify the other party ("Indemnified Party"), the Indemnifying Party shall, at its expense, defend, indemnify, protect and hold the Indemnified Party harmless in any suit, claim or proceeding brought against the Indemnified Party and against any related costs, losses, damages and expenses (including the reasonable fees of attorneys and other professionals) incurred in connection with the subject matter of the indemnity (collectively "Claims"), provided that the Indemnifying Party is promptly notified of any such Claims and given necessary assistance and authority, information and assistance from the Indemnified Party to defend and settle the Claims. The Indemnifying Party shall be given exclusive control of a Claim, provided that the Indemnifying Party (i) accepts full responsibility for the Claim (without regard to any limitation of liability otherwise applicable under this Agreement) and (ii) permits legal counsel for the Indemnified Party to assist in the defense and settlement of the Claim. The Indemnifying Party shall have no liability for settlements or costs incurred without its consent.

                  13.2 Intellectual Property Infringement. RGI shall indemnify Oce, in the manner provided in Section 13.1 above, in the event of any Claim (as defined in Section 13.1) that the Products infringe any copyright or trade secret right under the laws of any jurisdiction in the Territory, or that the Products infringe any patent right under the laws of the United States, the United Kingdom, France, The Netherlands, the Federal Republic of Germany, Italy, Switzerland and/or Sweden. Should Oce's use or sale of any Products or any part thereof be enjoined, or in the event that RGI desires to avoid any threatened claim of intellectual property infringement, RGI may, at its option and expense, either (a) substitute equivalent non-infringing Products for the infringing item, (b) modify the infringing item so that it no longer infringes but has the same fit, form and function, or (c) obtain for Oce the right to continue using and selling such item. If none of the foregoing is commercially practicable, RGI may obtain possession of the item which is the subject of the injunction or claim (to the extent such item is within the control of Oce) and refund to Oce the Product purchase price paid by Oce, if any, plus corresponding shipping costs paid by Oce. The foregoing indemnity shall not apply if and to the extent that an alleged infringement arises from the combination of any Product with products or equipment not supplied by RGI and the Chan would have been avoided but for the particular combination. Further, such indemnity shall not apply, and Oce agrees to indemnify RGI against any Claim against RGI to the extent that an alleged infringement arises from RGI's manufacture or assembly of any item to the specification or design of Oce.

                           RGI's liability under this Section 13.2 shall not be
limited as provided in Section 16.2; except that, RGI's liability under this
Section 13.2 shall be limited as provided Section 16.2 as to Claims that the Products infringe any patent of a jurisdiction other than the United States if RGI gives Oce necessary authority, information and assistance to defend and settle Claims that the Products infringe any patent of a jurisdiction other than the United States.

                           THE FOREGOING STATES THE ENTIRE LIABILITY AND
OBLIGATION OF RGI AND OCE WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE PRODUCTS OR ANY PART THEREOF.

                  13.3 Disclosure. RGI shall (i) promptly disclose to Oce information known to RGI concerning actual or potential infringement or claims of infringement by the Products of intellectual property rights of any third party in any jurisdiction, in sufficient detail for Oce to assess the risk of corresponding infringement in the Territory, and (ii) provide Oce upon request with information concerning the Products in sufficient detail for Oce to assess such risk.

                  13.4 RGI Liability for Product Safety and Environmental Damage. RGI shall indemnify Oce, in the manner provided in Section 13.1 above, in the event of any Claim (as defined in Section 13.1) for loss, damage, injury or death of any person caused by the Products purchased under this Agreement (or their waste). RGI shall not be held responsible for any liabilities or claims if the loss, damage, injury or death (i) arises from the modification of the Products other than by or with the approval of RGI or as required by a safety or regulatory approval body, (ii) if the Products in question have been used, installed, maintained or serviced in a manner inconsistent with written instructions of Raster Graphics, or (iii) is due to the gross negligence of anyone other than Raster Graphics.

         14.      Proprietary Rights.

                  14.1 Confidential Information. Information which is to be held confidential shall be supplied in writing and marked as confidential. If confidential information is orally disclosed, then it shall be subsequently confirmed in writing within ten (10) days of the disclosure and marked as confidential. Such confidential information shall be protected by the recipient from disclosure to others with at least the same degree of care as that which is accorded to its own proprietary information, but in no event with less than reasonable care. The foregoing shall not apply to information which is generally known and available to the public through no fault of the recipient, information independently developed by the receiving party without reference to the other party's information, information later supplied to the receiving party from third parties not subject to confidentiality obligations to the other party, and information already known to the receiving party at the time of receipt. In the event of termination of this Agreement, there shall be no use or disclosure by a party of any confidential information of the other party for a period of five (5) years after termination of this Agreement, except such use as necessary for Oce to service Products purchased under this Agreement.

                  14.2 Remedies. Any use or attempted use of confidential information in violation of Section 14.1 is a breach of this Agreement which may cause irreparable harm to the owner entitling the owner to seek injunctive relief in addition to all legal remedies.

                  14.3 Intellectual Property License. RGI hereby grants to Oce, and Oce accepts, a worldwide, nontransferable, royalty-free right and license, without right of sublicense, to use, copy, translate, modify and prepare derivative works of Product documentation, software and firmware supplied by RGI under this Agreement. Oce may affix proprietary marks and legends of Oce's choosing to such documentation, software and firmware, for use only in connection with purchase, resale, distribution, advertising, marketing and soliciting sales of, and servicing, the Products.

                  14.4 Trademarks. Products (including their packaging) delivered to Oce by RGI under this Agreement shall be labeled with such trademarks and other markings as may be reasonably requested in writing by Oce. Neither party is otherwise authorized by this Agreement to use any trademark of the other without prior written approval of an officer of the party having rights in the trademark. Oce shall indemnify RGI against any loss or damage resulting from delivery of Products by RGI to Oce with trademarks requested by Oce.

         15.      Import and Export Controls.

                  15.1 Products Subject to Controls. All obligations of RGI to provide Products and technical assistance under this Agreement shall be subject to United States laws and regulations from time to time governing the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, or Office of Export Licensing.

                  15.2 Compliance by Oce. Oce agrees that unless prior authorization is obtained from the Office of Export Licensing, it will not export, reexport or transship directly or indirectly, to country groups Q, S, W, Y, or Z (as defined in the Export Administration Regulations), any of the technical data disclosed to Oce or the direct product of such technical data.

                  15.3 RGI Assistance. RGI shall, upon written request, provide to Oce in writing all information reasonably required in connection with any application for export license for the Products or technical data related to the Products. RGI shall promptly supply to Oce any information available to RGI which specifically concerns export of the Products or technical data related to the Product, including opinions of third parties as to the proper export classification of the Products or data.

                  15.4 Execution of Documents. RGI shall upon written request execute and provide to Oce lawful documents reasonably required by Oce to effect the export and import of Products and technical data related to the Products as contemplated under this Agreement, including Certificates of Origin for the Products.

         16.      Limitation of Liability.

                  16.1 Purchase Price. RGI's liability under this Agreement, regardless of the form of action, shall not exceed the price paid by Oce for all Products purchased under this Agreement, except (i) except as otherwise provided in this Agreement with respect to Intellectual Property Infringement, and (ii) as to product safety and environmental damages, RGI's liability shall be the greater of the price paid by Oce for all Products purchased under this Agreement and the amount (not less than ten million US dollars) of coverage specified in RGI's general liability insurance policy. RGI shall maintain such insurance coverage in force during the term of this Agreement and provide proof of coverage upon request from Oce. The provisions of Sections 16.1 and 16.2 shall not limit the amount of any compensating payment due under Section 2.3.

                  16.2 Limitation on Damages. The liability of one party to the other party arising out of this Agreement shall be limited to the amount of direct damages actually incurred, except (i) as otherwise provided in this Agreement with respect to indemnification, and (ii) with respect to RGI liability for safety and environmental damages. Neither party shall be liable to the other for costs of procurement of substitute products or services, for lost profits, or for special, indirect, consequential or incidental damages, however caused and on any theory of liability, arising out of this Agreement. The limitations shall apply even if the damaged party has been advised of the possibility of such damages, and notwithstanding any failure of essential purpose of any limited remedy provided in this Agreement.

         17.      General.

                  17.1 Exhibits. The attached Exhibits A through L, as modified from time to time in a manner permitted under this Agreement, shall form a part of this Agreement.

                  17.2 Oce Financial Information. Oce shall provide to RGI public financial information concerning Oce on an annual basis.

                  17.3 RGI Financial Information. RGI shall provide Oce with financial information reasonably requested by Oce on a semi-annual basis for the months ending March and September of each year.

                  17.4 Announcements. Neither party shall make any public announcement concerning this Agreement or the relationship of the parties under this Agreement without first obtaining the advice and consent of the other party concerning the content and timing of such announcement.

                  17.5 Independent Contractors. The relationship of RGI and Oce established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, or (ii) allow either party to create or assume any obligation on behalf of the other for any purpose. All financial obligations associated with Oce's business are the sole responsibility of Oce and all financial obligations associated with RGI's business are the sole responsibility of RGI.

                  17.6 Representations. Oce shall have sole responsibility for all statements and representations made by Oce regarding RGI or the Products, to the extent that such statements or representations are inconsistent with information provided to Oce by RGI.

                  17.7 Governmental Consent. Oce shall be responsible for obtaining the consent, approval or authorization of, or designation, declaration or filing with, any governmental authority in the Territory which is required in connection with the valid execution, performance and delivery of this Agreement.

                  17.8 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of California, exclusive of State rules of conflicts of law and of the United Nations Convention on the Sale of Goods.

                  17.9 Dispute Resolution. The sole and exclusive remedy with respect to any controversy, claim or dispute between the parties to this Agreement arising under this Agreement or any common law, statutory or regulatory provision shall be recourse to arbitration in New York, New York in accordance with the then-effective Rules of Conciliation and Arbitration of The International Chamber of Commerce by three (3) arbitrators appointed according to those Rules. Each party hereby expressly waives any fight it may have to any remedy in a court of law. Any award of the arbitrators shall be final and conclusive on the parties, judgment upon such award may be certified in any court of competent jurisdiction and no appeal shall lie therefrom. Notwithstanding the foregoing, either party may apply to a court of law (and equity) for injunctive relief; provided, that it is the intent of the parties that the merits of any claim will be ultimately determined by arbitration in the manner provided above.

                  17.10 Government Procurement. No U.S. Government or other government procurement regulations will be deemed included in this Agreement or binding on a party unless specifically accepted in writing by the party to be bound.

                  17.11 Language. This Agreement is in the English language only, which shall be controlling in all respects. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

                  17.12 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given for all purposes by delivery in person, by prepaid registered or certified mail, or by telegram, telex, cable or telefax, addressed to the party to be notified at the address given above for such party, or to such other address as may be furnished from time to time by notice from such party. A notice shall be effective upon receipt, and shall be deemed received seven (7) days after dispatch if sent by mail.

                  17.13 Force Majeure. Nonperformance by a party of any obligation hereunder, other than an obligation to pay money, shall be excused to the extent that performance is rendered impossible by an event of force majeure, including strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of, and is not caused by, the negligence of the non-performing party. The non-performing party shall upon the occurrence of such an event forthwith notify the other of the occurrence and the practical effect of such event. All Oce purchase orders for Products which are received by RGI during the period of delay caused by force majeure and purchase orders previously received which become cancelled by RGI due to force majeure will be included in the Exclusive Minimum and Non-Exclusive Minimum provided in this Agreement. If the performance of the non-performing party is delayed for more than sixty (60) days, the parties shall consult with one another to seek a mutually satisfactory solution. If the delay persists for more than one hundred twenty (120) days, the party other than the non-performing party may cancel any or all pending orders for Products and/or terminate this Agreement, without penalty.

                  17.14 Non-Assignability and Binding Effect. Neither party shall assign any of its rights and obligations under this Agreement without the prior written consent of the other. Oce may assign any of its rights and/or obligations under this Agreement to an entity owned or controlled by an entity owning or controlling Oce. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

                  17.15 Severability. If any provision of this Agreement is held invalid by any law, rule, order or regulation of any government, or by the final determination of any state or federal court or of an arbitration panel, such invalidity shall not affect the enforceability of any other provisions not held to be invalid.

                  17.16 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.

                  17.17 Modification. No modification of, or amendment to, this Agreement, or any waiver of any rights under this Agreement, shall be effective unless in writing signed by an officer of the party to be charged.

                  17.18 Power to Enter Agreement. Each party hereby warrants and represents to the other that it has full power and authority to enter into this Agreement and to grant all rights and licenses contained herein.

                  In witness whereof, the parties have caused this Agreement to be executed by their duly authorized representatives.

RASTER GRAPHICS, INC.                     OCE GRAPHICS FRANCE S.A.

By:  /s/ Raster Graphics                  By: /s/  OCE Graphics France S.A.
    --------------------------------          -----------------------------

Name: ______________________________      Name: ___________________________

Title: _____________________________      Title: __________________________

Date: ______________________________      Date: ___________________________

                                   Exhibit A

                         RGI's Standard U.S. Price List

                              Raster Graphics Inc.
                             ColorStation Model "D"
                                   Price List


Model                Description                                U.S. List Price


                     ColorStation D

All ColorStations are equipped with: Paper catch tray, User Manual and Power
Cord.

Model 224            200 DPI, 24" width                         $27,900

Model 424            400 DPI, 24" width (includes 200/400 DPI)  $31,900



Factory-Installed Options

Option 504           40 MB Plot Management Option               $ 2,995

Option 554          100 MB Plot Management Option               $ 3,995

Option 700          PC Connectivity Kit                         $   149



         Note:      - Model 504 will accept HPGL plot files up to 100 MB
                      and Model 554 will handle up to 250 MB plit files

                    - Allows for Autoshade or Targa/RGB applications when
                      purchased with Option 700

                    - Provides the ability to do plit nesting and tiling of
                      HPGL files

                    - Provides unique ability to mix vector and raster data
                      on the same plot

                              Raster Graphics Inc.
                                  ColorStation
                              Supplies Price List

                                Media and Toners
                                ----------------


Media
                                                          U.S. List
Item Nbr        Description                               Price per Roll

TB-24           Premium Bond Paper (24" x 500' roll)        $ 79.50
                48 rolls per pallet

MT-24           Translucent (24" x 500' roll-2 rolls per    $321.75
                ctn) 84 rolls per pallet

MF-34           Matte Backed Film, 3 mil (24"x200' roll)    $424.25
                36 rolls per pallet



Toners           (Pallet 120 cartons -                    U.S. List Price
- ------             (Four 32 oz. bottles per carton)       per Carton
                   --------------------------------       ---------------

T-32 B,C,M & Y   Toner                                      $ 62.25

 Replenishers     (Pallet 180 cartons - Six 8 oz.
 ------------      bottles per carton)
                   -------------------

P-08 B,C,M & Y   Replenisher                                $ 50.25
                 (Pallet 168 Cartons - Six 3 oz.
                  bottles per carton)
                  -------------------

  Enhancers      (Pallet 168 Cartons - Six 3 oz.
  ---------       bottles per carton)
                  -------------------

E-03 B,C,M & Y   Enhancer                                  $ 88.25

Dispersant       (Pallet 120 Cartons - Four 32 oz.
                    bottles per carton)
                    -------------------

D-??X            Cleaning Dispersant                       $ 17.95

                                   Exhibit B

                               Discount Schedule


Item(3)                                                          Discount
- -------                                                          --------

First 100 units of Model 424 (or equivalent) Plotter                45%

Model 424 (or equivalent) Plotter, after first 100 units            50%

All other Products (including Spare Parts, excluding Supplies)      45%

Supplies in pallet quantities                                       35%

Supplies in less than pallet quantities                             15%

                                   Exhibit C


                                 Payment Terms



During the First Year of this Agreement, fifty percent (50%) of the purchase price of each Plotter shall be due as a prepayment not less than ninety (90) days prior to the assigned delivery date for the Plotter.


The prepayment terms will be renegotiated for the Second Year and Subsequent Years upon notice from either party to the other, such notice to be given not less than thirty (30) day prior to the commencement of the Year to which the renegotiated prepayment terms shall apply.

                                   Exhibit D

                             Product Specifications


1.   Model 424 and equivalents

     1.1  Model 424 basic product specifications (standard RGI product)

          1.1.x [In detail]


     1.2 Model 424 supplemental product specifications (product as modified for Oce)

          1.2.1  Regulatory requirements (FCC, VDE, etc.)

          1.2.2  Safety Approval Standards (UL, TUV, etc.)

          1.2.3  Language (Multi-lingual error messages, etc.)

          1.2.4 Finishing and marking (colors, logos, etc. for Product and package)

          1.2.5 Package specifications (e.g., suitable for intended means of shipment)

          1.2.6  Product & Material Safety Data Questionnaires

          1.2.7  Other


     1.3  Model 424 spare parts specifications

          1.3.x (see list above)

     1.4  Model 424 supplies specifications

          1.4.x (see list above)

                               OEM SPECIFICATION
                                  Oce A1 MODEL
                                    9-13-90


PAPER HANDLING
- --------------

1. FINISHED PAPER SIZE:

     24 INCH x 36 INCH (609.6x914.4mm)

2. WRITING AREA:

     23.04 inchx33.27 inch (585.2x845mm)

3. OUTPUT TRAY:

     Holds approximately 20 plots

4. MEDIA TYPE:

     Opaque bond, translucent, .003 inch matt film

FRONT PALE CONTROLS
- -------------------

1. DISPLAY TYPE:

     Menu-driven LCD

2. CONTAINS:

     Communications set-up
     Pen width/color controls
     Internal color chart
     Media type
     Contrast control
     Plot counter (on/off reset)
     Multiple copies (set before plot is sent to plotter)
     Replot (set after last plot is finished)
     Plot nesting Place up to 8 plots on a single sheet
     Field service information

3. PLOT CANCEL KEY

4. DRAFT MODE KEY (200 dpi x 200 dpi)

TONER SUPPLY
- ------------

1. CONTAINERS:

    Four one-quart plastic bottles (required for machine operation) 8 oz. replenishers
    3 OZ. enhancers


ENVIRONMENTAL FACTORS
- ---------------------

1. TEMPERATURE

     50 degrees to 90 degrees (10 degrees to 32 degrees C) operating 15 degrees to 140 degrees F(-10 degrees to 60 degrees C) storage

2. HUMIDITY:

      30 to 70% (non-condensing) operating
      15 to 85% (non-condensing) storage


PHYSICAL SPECIFICATIONS:
- ------------------------

1. DIMENSIONS:

     30 H x 33W x 27.5 D inches (760 x 830 x 700 mm)

2. WEIGHT:

     265 lb. (121 kg) unit
     330 lb. (151 kg) ship [wt. excl/supplies]


POWER REQUIREMENTS
- ------------------

1. POWER SUPPLY:

      100/120/220/240 Vac 47-63 Hz
      80 VA max. standby 273 BTU/Hr.
      250 VA max. operating 852 BTU/Hr.

PLOT SPEED:

1.      PLOT SPEED

          Approximately 1.75 inches per second
          1 pass per color 200 dpi (draft mode)
          2 pass per color 400 dpi (optional enhanced mode)

2.      SYSTEM THROUGHPUT:

          200 dpi (draft mode) 1.5 minutes in monochrome
          Approximately 4.0 minutes in color
          Note: time is dependent on data rate and file size

          Test setup:
                Everex model 386/25
                Raster Graphics spool driver, Centronics parallel
                Standard plot file Timetest.plt (1.4 Meg byte HP-GL plot file) Total time to plot full color 9 min. (transfer time 5 min.)

          Optional 400 dpi (enhanced mode) 2.5 min. monochrome
          Approximately 7.5 min. in color
          Note: time is dependent on data rate and file size

          Test setup:
                Everex model 386/25
                Raster Graphics spool driver, Centronics parallel
                Standard plot file Timetest.plt (1.4 Meg byte HP-GL plot file) Total time to plot full color 11 min. (transfer time 5 min.)

          Optional 200 dpi IMAGE MODE

          Test setup:
                Everex model 386/25
                Raster Graphics RGIMAGE driver
                Standard image plot file Image.tga (820 byte file) Total time to plot first image 9.5 min.

COMMUNICATIONS

1.      DATA CAPACITY:

          Handles a 2.0 MB HP-GL data file standard
          40 MB & 100 MB options required large vector files and imaging applications

2.      DATA FORMAT:

          HP-GL compatible, 16 logical pens, 256 color choices for line drawings 16 width settings/pen from 0.005-0.08 in. (0.15mm - 20.5 mm)

          Imaging Compatibility: TARGA, Autoshade(TM)

          Raster Interface

3.      DATA RATE:

          RS-232C up to 38.4K baud

4.      HARDWARE INTERFACES:

          Built-in RS-232C
          Built-in Centronic 8-bit parallel


RESOLUTION

1.      STANDARD MODEL:

          200 dpi x 200 dpi

2.      OPTIONAL MODEL:

          400 dpi x 400 dpi or 200 dpi x 200 dpi selectable

CERTIFICATIONS

1.      SAFETY APPROVALS

          UL Listed UL-478 5th Edition
          CSA Approved, CSA-22.2 No 220
          TUV - GS Mark

2.      EMI

          FCC Class A Verified


PLOT QUALITY

NOTE. ALL TESTS TO BE WITH RASTER GRAPHICS APPROVED TONERS AND PAPER

1.      REGISTRATION:

          Using test pattern RGtest1

          Black to Cyan, Magenta and Yellow plus or minus 0.004 in. (plus or minus 0.10 mm)

          NOTE. Measurement to be made in four test areas on the RGtest1 plot.
                Measurements are centerline to centerline in both horizontal and vertical directions.

2.      LINE ACCURACY:

          Within 0.05% maximum accumulated error over 10 in. (254 mm) Within .005 in. (0.013 cm) under 10 inches

          Note: @ 77 degrees F (25 degrees C) & 50% RH or on milar media

3.      DROP OUT:

          Using test pattern RGtest1

          No drop allowed in test area (part of plot that is covered with dots)

4.      FLARING:

        Flair and nominal dot or line to be less than 2 times the nominal dot or line size.

        EXAMPLE. If nominal dot is .005x.005 then dot plus flair can be 0.01x0.01 in. (0.025x0.025 cm) max.

5.      BACKGROUND:

        Using test pattern RGtest1

        Measured background to have a maximum delta E value of less than 1.5

        PROCEDURE.
                Equipment  Minolta CM 1000
                First measure untoned area at beginning of plot also place 8 layers of plotter paper under test area to eliminate the effect of what is under test sample.

                Next take measurement in the four box areas on plot
                    Average delta E must be less than 1.5

        NOTE: Due to the cut sheet nature of the plotter some background staining will occur outside the imaging area at the start and end of the plot.

        PRIMARY AND SECONDARY COLOR:

           NOTE. TEST MUST BE CONDUCTED WITH FRESH TONERS

           Using test pattern RGtest2

           At this time primary and secondary color will be a visual specification based on samples and descriptions of samples

           First run test pattern RGtest2
           This plot contains solid primary color bars across the page that vary in width from .25, .50, 1.0 inches
           This plot is run in draft mode
           The plot must show good solid fill on each primary color across the page on the .25 inch wide bar only. The .5 and the 1.0 inch bar may have some variation in color and density.

        Secondary colors can have some slight variation in color and fill.




        Using test pattern RGtest3 (must have 400dpi option)

        First run test pattern RGtest3
        This plot contains solid primary color bars across the page that vary in width from .25, .50, 1.0 inches
        This plot is run in ENHANCED MODE
        The plot must show good solid fill on each primary color across the page with very little variation in color and density.

        Secondary colors must almost no variation in color

7.      OVERALL PLOT QUALITY:

        Using test plot Timetest.plt

        This plot is a 1.4 Meg byte HP-GL plot file
        The plot must be free of any dropout and of good quality

                                RGI OCE MODEL A1

                            PROCUREMENT SPECIFICATION

         CONTENTS                                                           PAGE
         --------                                                           ----
1.0      PRODUCT DESCRIPTION                                                 3

2.0      PERFORMANCE SPECIFICATION                                           4

3.0      INTERFACE SPECIFICATION                                             8
           CENTRONICS PARALLEL
           RS-232 SERIAL INTERFACE

4.0      SPARE PARTS LIST                                                    8

5.0      DOCUMENTATION AVAILABILITY LIST                                     8

1.0      PRODUCT DESCRIPTION

         The Raster Graphics Colorstation is a color electrostatic plotter and controller and is purchased from Raster Graphics Inc. 285 N. Wolfe Road, Sunnyvale, CA 94086. The model A1 has a 24 inch paper width and 36 inch length, is a cutsheet (roll paper supply) four color multiple pass plotter. The plotter has a built in HPGL Interpreter and raster converter, it can also accept formatted Raster data.

2.0      PERFORMANCE SPECIFICATION

ENVIRONMENTAL

1.       TEMPERATURE

         50 to 90 F (10 to 32 C) operating
         15 to 140 F (-10 to 60 C) storage

2.       HUMIDITY

         30 TO 70 % (non-condensing) operating
         15 to 85 % (non-condensing) storage

PHYSICAL SPECIFICATIONS

1.       DIMENSIONS

         30H X 33W X 27.5D (760 X 830 X 700 mm)

2.       WEIGHT

         265 lb. (121 kg) unit
         330 lb. (151 kg) shipping

3.       SHIPPING

         See appendix A

CERTIFICATIONS

1.       SAFETY APPROVALS

         UL listed UL-478 5th Edition
         CSA approved, CSA-22.2 No 220
         TUV -GS Mark

2.       EMI

         FCC Class A verified

POWER REQUIREMENTS

1.       POWER SUPPLY

           100/120/220/240  VAC 47-63 HZ
           80 VA max. standby 273 BTU/Hr.
           250 VA max. operating 852 BTU/Hr.

RESOLUTION

1.       STANDARD MODEL

           200 X 200 Dots/Inch
           4608 Dots/Horizontal line
           6654 Dots/Vertical line

2.       OPTIONAL MODEL

           400 X 400 DPI OR 200 X 200 dpi selectable
           9216 Dots/Horizontal line (400 dpi)
           13308 Dots/Vertical line (400 dpi)

REGISTRATION

         Black to Cyan, Magenta and Yellow +0.004 in. (+0.10 mm)

         NOTE: Measurements are centerline to centerline in both horizontal and vertical directions.

         ACCURACY

         Within 0.05% maximum accumulated error over 10 in. (254 mm) Within .005 in. (0.013 cm) under 10 inches

         WRITING MEDIA

         1.      PAPER SIZE

                 24 X 36 inch ( 609.6 X 914.4 mm)

         2.      WRITING AREA

                 23.04 X 33.27 inch ( 585.2 X 845 mm)

         3.      OUTPUT TRAY

                 Approximately 20 sheet capacity

         4.      MEDIA TYPE

                 Opaque bond, translucent, .003 inch matte film

         5.      TONER SUPPLY

                 Four one-quart plastic bottles (required for machine operation) 8 oz. replenishers
                 3 oz. enhancers

FRONT PANEL CONTROLS

1.       DISPLAY TYPE

         Menu-driven LCD

2.       CONTAINS

         Communications set-up
         Pen width/color controls
         Internal color chart

         Media type
         Contrast control
         Plot counter (on/off reset)
         Multiple copies (set before plot is sent to plotter)
         Replot (set after last plot is finished)
         Plot nesting (8 plots/sheet)
         Field service information

3.       PLOT CANCEL KEY

4.       DRAFT MODE KEY (200 dpi X 200 dpi)

5.       ENHANCED MODE KEY (400 dpi X 400 dpi)

3.0      INTERFACE SPECIFICATION

1.       HARDWARE INTERFACES

             Built in RS-232C
             Built in Centronics 8 - bit parallel

2.       DATA RATE

             RS-232C up to 38.4K baud

3.       DATA FORMAT

             HP-GL compatible, 16 logical pens, 256 color choices for line drawings 16 width settings/pen from 0.005 - 0.08 in.(0.15 - 20.5 mm)

             Raster Interface

4.       DATA CAPACITY

             Standard:  2.0 MB HP-GL data file

             Optional: 40 or 100 MB data file (required for large vector files and Imaging applications)


4.0      SPARE PARTS LIST

             See Appendix B

5.0      DOCUMENTATION AVAILABILITY LIST

             See Appendix C

                                   APPENDIX A

                     (PACKAGING AND SHIPPING DOCUMENTATION)

Rastergraphics            Vibration Test Data           Lansmont Corporation
                                                        2088 Sunset Drive
                                                        Pacific Grove, CA  93950

Product:  Color Station
                              Test Input                       Resonances
                              ----------------------------------------------------------------------------------
Location Monitored            Freq Range          Sweep Rate   Primary       Bandwidth  Secondary
Side Down                         Hz        G's     oct/min     Hz       Q       Hz      Hz     Q    Hz       Q    Plot #  Test#
- --------------------------------------------------------------------------------------------------------------------------------
YELLOW TONER  STATION BASE      3-200      0.50      2.00      33.0     2.4     18-90   56.0   3.0                    1       1
                                -----      ----      ----      ----     ---     ------  ----   ---  ----     ---
BLACK TONER STATION BASE        3-200      0.50      2.00      50.0     6.0     14-111  92.0   3.2                    2       2
                                -----      ----      ----      ----     ---     ------  ----   ---  ----     ---
PRINT HEAD
BASE                            3-200      0.50      2.00      48.0     3.4     14-111  60.0   3.0                    3       3
                                -----      ----      ----      ----     ---     ------  ----   ---  ----     ---
AIR PUMP
BASE                            3-200      0.50      2.00      7.0      3.8      3-12                                 4       4
                                -----      ----      ----      ----     ---     ------  ----   ---  ----     ---
TONER TRAY PUMP BOARD
BASE                            3-200      0.50      2.00      38.0     8.0      3-74    3.2   2.4  49.0     7.0      5       5
                                -----      ----      ----      ----     ---     ------  ----   ---  ----     ---
E-BOX BOARD
BASE                            3-200      0.50      2.00      37.0     2.6     18-85   55.0   4.0  80.0     2.0      6       6
                                -----      ----      ----      ----     ---     ------  ----   ---  ----     ---
TRANSPORTER
BASE                            3-200      0.50      2.00      30.0     3.8      9-40   15.0   1.6                    7       7
                                -----      ----      ----      ----     ---     ------  ----   ---  ----     ---
TRANSPORTER
FRONT                           3-200      0.50      2.00      35.0     3.8     16-50   18.0   1.9  75.0     1.9      8       8
                                -----      ----      ----      ----     ---     ------  ----   ---  ----     ---
TRANSPORTER
RIGHT                           3-200      0.50      2.00      18.0     6.0     10-40                                 9       9
                                -----      ----      ----      ----     ---     ------  ----   ---  ----     ---
CHASSIS
BASE                            3-200      0.50      2.00      36.0     2.4     12-50                                10      11
                                -----      ----      ----      ----     ---     ------  ----   ---  ----     ---

Rastergraphics            Vibration Test Data           Lansmont Corporation
                                                        2088 Sunset Drive
                                                        Pacific Grove, CA  93950

Product:  COLOR STATION SHIPPING CONTAINER

               Test Input (sine)      Test Input (random)
               ----------------------------------------------------------------
               Frequency              Random Spectrum     Dwell Time     Test #
Side Down         Hz        G's          (if used)          minutes
- -------------------------------------------------------------------------------
BASE             20.0      0.50                               15          13
BASE                                     TRUCK/AIR            15          14

Rastergraphics               Drop Test Data              Lansmont Corporation
                                                         2088 Sunset Drive
                                                         Pacific Grove, CA 93950

Product:  COLOR STATION SHIPPING CONTAINER

Drop Height   Side Down                                        Response          Plot #      Test #
 (inches)     Location Monitored                     G's        msec      ips
- ---------------------------------------------------------------------------------------------------
              BASE
     28.00    CHASSIS                              53.4 FA      32.1     314.6     1           15


              ROT. EDGE
     12.0     CHASSIS                               4.3 FA      50.4      40.4     2           16
                       ROTATIONAL EDGE DROP
                          ONTO THE BACK EDGE.

              ROLL OVER
              CHASSIS                               7.2 FA      69.4      86.6     3           17
                    ROLL OVER FROM BALANCE
                       POINT ONTO THE BACK SIDE.
                    -SCREW LOSE IN THE MAGENTA
                    STATION.

FA  =  Faired Acceleration

Rastergraphics               Vibration Test Data        Lansmont Corporation
                                                        2088 Sunset Drive
                                                        Pacific Grove, CA  93950

Product:  COLOR STATION SHIPPING CONTAINER

               Test Input (sine)      Test Input (random)
               ----------------------------------------------------------------
               Frequency              Random Spectrum     Dwell Time     Test #
Side Down         Hz        G's          (if used)          minutes
- -------------------------------------------------------------------------------
BASE             20.0      0.50                                15         13
BASE                                    TRUCK/AIR              15         14

DATE AND TIME REQUIRED:    MASTER COPY      CUTTING LIST NO.
                       -----------------                    --------------------
                                       1 LEFT 1 RIGHT
   DATE: 6/4/90               QUANTITY:  2 PER PACK         W.O.:
        --------                       ----------------          ---------------
ACCOUNT: RASTERGRAPHICS      PART NAME:                 PART NO.: LG. PLOTTER
        --------------------           ----------------          ---------------
   O.D.:                         STYLE: END CAPS            I.D.:
        --------------------           ----------------          ---------------
  CASE'L          S/UP          K/D          UP/ARROW          OTHER:
        -----         -----        -----             -----           -----------



================================================================================
QUANTITY     DESCRIPTION                  QUANTITY               DESCRIPTION
================================================================================
- --------------------------------------------------------------------------------
               54000 FOAM
- --------------------------------------------------------------------------------
   1      2 x 6 x 31
- --------------------------------------------------------------------------------
   3      2 x 4 x 31
- --------------------------------------------------------------------------------
   2      2 x 6 x 26 1/2
- --------------------------------------------------------------------------------
   1      2 1/2 x 2 1/2 x 21
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
     PROPRIETARY INFORMATION
     ALL RIGHTS RESERVED. NO PART OF     ---------------------------------------
     THIS WORK MAY BE REPRODUCED OR
     TRANSMITTED IN ANY FORM OR BY ANY   ---------------------------------------
     MEANS ELECTRONIC OR MECHANICAL,
     INCLUDING PHOTOCOPYING OR RECORDING ---------------------------------------
     OR BY ANY INFORMATION STORAGE OR
     RETRIEVAL SYSTEM, WITHOUT           ---------------------------------------
     PERMISSION IN WRITING FROM FUTURE
     PACKAGING, INC.                     ---------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             CLEAT:       144 =        @
- ---------------------------------------            -------      ------   -------
                                               POV:       144 =        @
- ---------------------------------------            -------      ------   -------
                                         5/16  PLY:       144 =        @
- ---------------------------------------            -------      ------   -------
                                          3/8  PLY:       144 =        @
- ---------------------------------------            -------      ------   -------
                                               PLY:       144 =        @
- ---------------------------------------            -------      ------   -------
                                         LUMBER   :       144 =        @
- ---------------------------------------            -------      ------   -------
                                         NAILS    :       /40 =        @
- ---------------------------------------            -------      ------   -------
                                        TOTAL LUMBER & PLY $
- ---------------------------------------                     ----------
                                        TOTAL OTHER MAT'LS $
- ---------------------------------------                     ----------
- --------------------------------------------------------------------------------

DATE AND TIME REQUIRED:    MASTER COPY      CUTTING LIST NO.
                       -----------------                    -------------------
   DATE: 5/31/90          QUANTITY:                        W.O.:
        --------                   ----------------             ---------------
                                                                    LG.     224
ACCOUNT: RASTER GRAPHICS PART NAME: ELECTROSTATIC PLOTTER PART NO.: PLOTTER 424
         ---------------            ---------------------           -----------
                                                                37 5/8 x 31 1/4
   O.D.:                    STYLE: 601 D/E/S W/SLEEVE DST  I.D.: x 45 1/2
        ----------------           ----------------------        --------------
  CASE'L          S/UP  X      K/D          UP/ARROW         OTHER:
        -----         -----        -----             -----          -----------

         STENCIL -- P/N 2400-01

================================================================================
QUANTITY     DESCRIPTION           QUANTITY               DESCRIPTION
================================================================================
- --------------------------------------------------------------------------------
               FALSE BASE             1      DST W/ SLEEVE 500# DW; K; P2P
- --------------------------------------------------------------------------------
   1      3/4 PLY 34 1/4 X 24 1/8     1      CORNER CUT TRAY 37 5/8 X 31 1/4 X 8
- --------------------------------------------------------------------------------
   2      2 X 4 X 32 3/4              1      CTN; RSC; K ID 28 X 28 X 4
- --------------------------------------------------------------------------------
   1      2 X 4 X 24 1/8 MATCH DRILL  1      SCORED PAD 37 5/6 X 3 X 8
               TO HANGAR BOLTS
- --------------------------------------------------------------------------------
   1      2 X 4 X 21 1/8
- --------------------------------------------------------------------------------
   2      2 X 6 X 11 /LAMINATE TO 2"  2      S4000 END CAPS (SPECIAL ORDER)
- --------------------------------------------------------------------------------
   2      1/2 PLY X 5 1/2 X 11 /BEV FLAT
- --------------------------------------------------------------------------------
   2      3/8 X 3 HANGAR BOLTS
- --------------------------------------------------------------------------------
   2      3/8 WING NUTS W/ FN
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
               N95 BLUE                  PROPRIETARY INFORMATION
- ---------------------------------------  ALL RIGHTS RESERVED. NO PART OF
   3      2 x 9 x 24 1/8                 THIS WORK MAY BE REPRODUCED OR
- ---------------------------------------  TRANSMITTED IN ANY FORM OR BY ANY
                                         MEANS ELECTRONIC OR MECHANICAL,
- ---------------------------------------  INCLUDING PHOTOCOPYING OR RECORDING
               BASE                      OR BY ANY INFORMATION STORAGE OR
- ---------------------------------------  RETRIEVAL SYSTEM, WITHOUT
   1      3/4 PLY 37 1/2 x 31 1/8        PERMISSION IN WRITING FROM FUTURE
- ---------------------------------------  PACKAGING, INC.
   3      3 x 4 x 32 1/8
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
               RAMP
- --------------------------------------------------------------------------------
   1      1/4 PLY 37 x 24 1/8 - BEV TO
               SHARP POINT
- --------------------------------------------------------------------------------
   2      1 x 2 x 37 RAMP GUIDES
- --------------------------------------------------------------------------------
   1      2 x 2 x 24 1/8 NAIL TO RAMP
- --------------------------------------------------------------------------------
                                             USE GOOD LUMBER!
- --------------------------------------------------------------------------------
                                              CLEAT:       144 =       @
- ---------------------------------------              -----       -----   -------
                                                POV:       144 =       @
- ---------------------------------------              -----       -----   -------
                                         5/16   PLY:       144 =       @
- ---------------------------------------              -----       -----   -------
                                         3/8    PLY:       144 =       @
- ---------------------------------------              -----       -----   -------
                                                PLY:       144 =       @
- ---------------------------------------              -----       -----   -------
                                         LUMBER    :       144 =       @
- ---------------------------------------              -----       -----   -------
                                         NAIL      :       /40 =       @
- ---------------------------------------              -----       -----   -------
                                         TOTAL LUMBER & PLY $
- ---------------------------------------                       --------
                                         TOTAL OTHER MAT'LS $
- ---------------------------------------                       --------
=================================================================================

                               RE: RASTER GRAPHICS
                                   24" PLOTTER
                EA       500# DW SLEEVE; KRAFT
                         I.D.   37 5/8 x 31 1/4 x 45 1/4

                EA       500# DW DST TO FIT SLEEVE; KRAFT

                EA       CTN; RSC; KRAFT I.D. 26 1/8 x 2 5/8 x 26 5/8
                                     OPENING ON ENDS   275 #C/F

                EA       SCORED PADS 37 x 3 x 8             275 #C/F

                EA       CORNER CUT TRAY 500# DW; KRAFT
                         37  5/8 x 31 1/4 x 8  I.D. OF WELL


                      PROPRIETARY INFORMATION
                      ALL RIGHTS RESERVED. NO PART OF
                      THIS WORK MAY BE REPRODUCED OR
                      TRANSMITTED IN ANY FORM OR BY ANY
                      MEANS, ELECTRONIC OR MECHANICAL,
                      INCLUDING PHOTOCOPYING OR RECORDING
                      OR BY ANY INFORMATION STORAGE OR
                      RETRIEVAL SYSTEM, WITHOUT
                      PERMISSION IN WRITING FROM FUTURE
                      PACKAGING, INC.

                                   APPENDIX B

                              ( SPARE PARTS LIST )

     SPARES

     22"   PARTS USED IN A1 MACHINE

  Part Number          Description
- -----------------------------------------
0109-1001       DRAM chip
0111-1004       SCSI controller chip
2200-3004       pump board
2200-3006       pressure sensor assy
2200-3010       belt edge sensor assy
2200-3012       load sensor board
2200-3017       VCR board
2200-4136       air tank
2200-5002       encoder
2200-5005       vacuum reel assy
2200-5012       toner pump
2200-5018       nozzle actuator
2200-5049       fan assy
2200-5053       disk drive assy
2200-5054       drive motor assy
2200-5057       tubing reel sensor assy
2200-5058       cutter index sensor assy
2200-5079       steering sensor assy
2200-5089       tracker motor
2200-5090       feed motor assy
2200-6077       bellows, manifold
2200-7010       e-box cable
2200-7011       e-box cable
2200-7013       disk cable
2200-7014       disk cable



A1 (24")
2400-3001       HEAD
2400-3002       INTERLOCK PCB
2400-3003       AIR VALVE PCB
2400-3004       FRONT PANEL PCB
2400-3005       POWER SUPPLY PCB
2400-3006       DRIVER PCB
2400-4034       FOUNTAIN ROLLER
2400-4053       DRYING BLADE
2400-4059       MEDIA EJECT STRIP
2400-5001       UPPER TRANSPORT
2400-5002       PAPER TRAY ASSY.
2400-5010       TONING STATION
2400-5011       CUTTER ASSY.
2400-5013       BELT ASSY.
2400-5016       AIR PUMP
2400-5017       FOUNTAIN ACTUATOR
2400-5018       HEAD ACTUATOR
2400-5019       AIR VALVE ASSY.
2400-5020       "E" BOX ASSY.
2400-5022       POWER SWITCH CABLE
2400-5024       NOZZLE ASSY.
2400-5027       AIR VALVE, CLIPPARD
2400-5028       DRYING WIPER, LEFT
2400-5029       DRYING WIPER, RIGHT
2400-5030       AIR VALVE, KIP
2400-6016       MANIFOLD, L.E. 24"
2400-6017       MANIFOLD, T.E. 24"
2400-7000       AIR VALVE CABLE
2400-7001       CHASSIS INTERLOCK CAB

2400-7002       INTERLOCK TO PWR SUPL
2400-7003       CHASSIS CABLE
2400-7004       HEAD POWER CABLE
2400-7005       HEAD DATA CABLE
2400-7007       POWER SUPPLY CABLE
2400-?          VACUUM TUBING, 24"

                                   APPENDIX C

                       ( DOCUMENTATION AVAILABILITY LIST )

Kits and Manual Documentation for Oce'
09/17/90

Manuals and Kits                                            Part #
Manual 24" ColorStation                                     0505-0091
MSDS Documentation                                          2200-5111
MS-DOS Documentation Appendix                               2200-5107
MS-DOS Plotting Utility                                     0506-0003
Shipping Kit                                                2400-5038
Starter Kit                                                 2400-5037
P.C. Kit                                                    2200-5092
P.C. Kit Utility Manual Supplement                          0505-0087
Shipping Crate                                              0505-0090

Rastergraphics                Vibration Test Data        Lansmont Corporation
                                                         2088 Sunset Drive
                                                         Pacific Grove, CA 93950

- --------------------------------------------------------------------------------

Product:   COLOR STATION SHIPPING CONTAINER

              Test Input (sine)          Test Input (random)
              ----------------------     -----------------------------------------
                Frequency                    Random Spectrum          Dwell Time          Test #
Side Down          Hz           G's             (if used)              minutes
- ----------------------------------------------------------------------------------------------------
BASE              20.0         0.50                                       15                13

BASE                                        TRUCK/AIR                     15                14







- --------------------------------------------------------------------------------
                                                              04/02/90    Page 2

09/25/90

Manuals and Kits                          Part #

Manual 24" ColorStation                  0505-0091
MSDS Documentation                       2200-5111
MS-DOS Documentation Appendix            2200-5107
MS-DOS Plotting Utility                  0506-0003
Shipping Kit                             2400-5038
Starter Kit                              2400-5037
P.C. Kit                                 2200-5092
P.C. Utility Manual Supplement           0505-0087
Shipping Crate                           0505-0090


Paper & Film

24" x 500' Translucent paper             2400-0403
24" x 500' Imaging paper                 2400-0405
24" x 500' Premium bond paper            2400-0401
24" x 500' Matte film                    2400-0402
24" x 500' Clear film                    2400-0408

Toner

Black toner                              2200-0011      4 bottles
Cyan toner                               2200-0012      4 bottles
Magenta toner                            2200-0013      4 bottles
Yellow toner                             2200-0014      4 bottles

Enhancer

Black enhancer                           2200-0020      6 bottles
Cyan enhancer                            2200-0021      6 bottles
Magenta enhancer                         2200-0022      6 bottles
Yellow enhancer                          2200-0023      6 bottles

Replenisher

Black replenisher                        2200-0015      6 bottles
Cyan replenisher                         2200-0016      6 bottles
Magenta replenisher                      2200-0017      6 bottles
Yellow replenisher                       2200-0018      6 bottles

Cleaning dispersant                      2200-0019      4 bottles

TEST 8

PLOT SPEED

     Approximately 1.75 inches per second
     1 pass per color in the Draft Mode
     2 passes per color in the Enhance Mode

TEST 9

SYSTEM THROUGHPUT

     200 DPI (draft mode) 1.5 minutes in monochrome and approximately 4 minutes in color plots.

     NOTE:  Time is dependent on data rate and file size.

     TEST SETUP:
         Everex model 386/25
         Raster Graphics spool driver, Centronics parallel
         Standard plot file Timetest.plt (1.4 meg. byte HP-GL plot file) Total time to plot full color 9 minutes (transfer time 5 min.)

     400 DPI (enhanced mode) 2.5 min. in monochrome and approximately 7.5 min. in color plots.

     NOTE:  Time is dependent on data rate and file size.

TEST SETUP:

     Everex model 386/25
     Raster Graphics spool driver, Centronics parallel
     Standard plot file Timetest.plt (1.4 meg. byte HP-GL plot file) Total time to plot full color 11 minutes (transfer time 5 min.)

200 DPI (Image mode)

     Everex mode 386/25
     Raster Graphics RGIMAGE driver, Centronics parallel.
     Standard image plot file Image. tga    (820 byte file).
     Total time to plot first image is 9.5 minutes.

                                    Exhibit E

             Inspection and Testing Criteria for Product Acceptance


7 lines deleted

[Including time periods for notices and for completing tests -- see Section
4.3.]

1.    Plotters

      1.1    Model 424 Plotter


2.    Spare Parts

      2.1    For Model 424 Plotter

3.    Supplies

      3.1    For Model 424 Plotter

                                  - Page 33 -

                                RGI OCE MODEL A1

                          ACCEPTANCE TEST SPECIFICATION

NOTE: This specification is considered preliminary and is subject to modifications or refinements until the first 40 units have been shipped or 160 days have elapsed since the signing of purchasing agreement, which ever occurs first.

TEST 1

REGISTRATION

     Using RGTEST1 test pattern the Black to Cyan, Magenta and Yellow must be within + or - .004 in. or 0.10 mm.

     Note: Measurement to be made in four test areas on the RGTEST1 plot.
           Measurement are centerline to centerline in both horizontal and vertical directions.

TEST 2

LINE ACCURACY

      Within 0.05% maximum accumulated error over 10 in. (254 mm)
      Within .005 in. (0.013 cm) under 10 in. (254 mm)

Note:  @ 77 deg. F (25 deg. C) and 50% RH or on Milar media.


TEST 3

DROP OUT (WRITING HEAD.NIB)

Using RGTEST1 test pattern

     Within the special test pattern area generated specifically for dropout detection NO DROPOUTS may occur.

TEST 4

FLARING

     There may be no more than 1 flared dots in 1 square centimeter in the center of any of the square halftone patterns. In any test pattern there be no single dot or line width that is flared greater than 2 times nominal dot size.

     EXAMPLE: If nominal dot is .005 x .005 then dot plus flare can be no larger
     than 0.01 X 0.01 in.       (0.025 x 0.025 cm).

TEST 5

BACKGROUND

     Using RGTEST1 test pattern, the measured background must have a maximum delta E value of less than 1.5

     PROCEDURE: Equipment = Minolta CM 1000
                First measure untoned area at beginning of plot, also place 8 layers of plotter paper under test area to eliminate the effect of the material directly beneath the test area.

                Next take a measurement in each of the four box areas on the plot and average the sum of the four measurements. The average delta E must be less than 1.5.

     NOTE: Do to the cut sheet nature of the plotter some background staining will occur outside the imaging area at the start and end of the plot.

TEST 6

PRIMARY AND SECONDARY COLOR

NOTE:  Test must be conducted with fresh toners.

     Using RGTEST2 test pattern the primary color bars must show good solid fill in all colors for the .25 in. bars. The .5 and 1 in. bars may contain some variation, but must visually compare to the control sample plot. Secondary colors can have some slight variation in color and fill, but must visually compare to the control sample plot.

     Using RGTEST3 test pattern the primary color bars must show good solid fill in all colors for all of the bars, but must visually compare to the control sample plot. Secondary colors must have almost no variation in color, but must visually compare to the control sample plot.

TEST 7

OVERALL PLOT QUALITY

     Using TIMETEST.PLT plot output (Carson Mansion)

     This plot must be free of any dropouts and be of good quality and must visually compare to the control sample.

                                    Exhibit F

                   Exclusive Territory and Reserved Territory

Exclusive Territory

The United Kingdom, including the Isle of Man and Channel Islands
Eire
France
Spain
Portugal, including Azores
Gibraltar
Andorra
Monaco
Netherlands
Belgium
Luxembourg
West Germany, including West Berlin
Switzerland
Austria
Liechtenstein
Italy, including the Vatican City
Denmark
Norway
Sweden
Finland
East Germany
Poland
Czechosovakia
Hungary
Bulgaria
Romania
Greece
Albania
Yugoslavia
Ireland
USSR
Turkey

Reserved Territory

Indonesia, Philippines, Singapore, Malaysia, Thailand, Kampuchea, Laos, Vietnam, Burma, Hong Kong, Taiwan, People's Republic of China, Japan, North Korea and South Korea

                                  - Page 34 -

                                    Exhibit G

                 "Exclusive Minimum" and "Non-Exclusive Minimum"

1.   "Exclusive Minimum"

     1.1  First Year: Two Hundred (200) Plotter Units

     1.2  Second Year and each Subsequent Year:

          The Exclusive Minimum is reached when Ordered Volume (as defined below) is equal or superior to twenty four percent (24%) of Total Volume (as defined below).

          Ordered Volume is the value of all Plotters (as defined in Section 1.6) purchased by Oce during the respective Year, as valued at the U.S. Price List in effect at the beginning of the corresponding Year.

          Total Volume is the value of all Plotters (as defined in Section 1.6) sold by RGI during the respective Year, as valued at the U.S. Price list in effect at the beginning of the corresponding Year.

2.       "Non-Exclusive Minimum"

          2.1  First Year: One Hundred Fifty (150) Plotter Units

          2.2  Second Year and each Subsequent Year:

               The Non-Exclusive Minimum is reached when Ordered Volume (as defined below) is equal or superior to eighteen percent (18%) of Total Volume (as defined below).

               Ordered Volume is the value of all Plotters (as defined in Section 1.6) purchased by Oce during the respective Year, as valued at the U.S. Price List in effect at the beginning of the corresponding Year.

               Total Volume is the value of all Plotters (as defined in Section 1.6) sold by RGI during the respective Year, as valued at the U.S. Price list in effect at the beginning of the corresponding Year.

                                  - Page 35 -

                                    Exhibit H

           OEM System Definition and Compensating Payment Calculation


                    [ THIS EXHIBIT DELIBERATELY LEFT BLANK ]


                                  - Page 36 -

                                    Exhibit I

                                 Initial Orders

1. Within the evaluation period of Section 6.2.2 for the prototype of RGI's Model 424 plotter, Oce shall place with RGI a firm order under
         Section 6.2.3 (iii) for one (1) production unit of RGI's Model 424 plotter upon execution of this Agreement, for immediate delivery.

2. Upon qualification of RGI's Model 424 plotter in accordance with the procedures of Sections 6.2.2 through 6.2.5, Oce shall place with RGI a firm order under Section 6.4 for a production lot of not less than forty (40) units of RGI's Model 424 plotters, requesting delivery over a period of one hundred twenty) (120) days.

         OCE shall not be required to take delivery of Plotters from RGI until after a complete Deposit has been made and verified as provided in the Technology Escrow Agreement attached as Exhibit L. In addition, Oce shall be entitled to refund of any prepayment made for such Plotters if such Deposit has not been made and verified as of the assigned delivery date for the initial production lot of Plotters.

                                  - Page 37 -

ELECTRICAL INSTALLATION DATA
- -------------------------------------------------------------------

Describe 50 and 60 Hz versions separately
Rated frequency                                     50       Hz                          60       Hz

Rated voltage                              100/120/220/240  V                   100/120/220/240  V

Rated current (max.)                       2.5/2.1/1.2/1.1  A                   2.5/2.1/1.2/1.1  A

Power factor cos phi                          0.65                                 0.65
                                           -----------------                    -----------------
Required mains fuse                                        A                                    A
                                           -----------------                    -----------------
Machine fuse                               T3/T1.6         A                    T3/T1.6         A
                                           -----------------                    -----------------
Power consumption in stand-by                 0.08         kW                      0.08         kW
                                           -----------------                    -----------------
Power consumption during

continuous operation                          0.25         kW                      0.25         kW
                                           -----------------                    -----------------
Measuring report number(s)
Enclose copy of measuring report                                                -----------------

Supply connection                                                               /X/ cord with plug
                                                                                /_/ fixed connection

Safety class (according to IEC 536.)                                            /_/I   /_/II   /_/III

Protection class (according to IEC 529)                                         IP
                                                                                  ------------------
Type label(s)

Enclose copy of the type label(s)



ENERGY CONSUMPTION
- -------------------------------------------------------------------------

Standard:  ASTM F757-82 Attachment A

Plug-in energy                                                         Wh
                                                       ----------------
Warm-up plus stand-by energy                                           Wh
                                                       ----------------
Stand-by energy                                                        Wh
                                                       ----------------
Copying energy plus stand-by                                           Wh
                                                       ----------------
Measuring report number(s)
Enclose copy of measuring report(s)                    -----------

[OCE LOGO]

Chemical composition
- -------------------------------------------------------------------------

Ingredients                             List all ingredients. Indicate each
                                        ingredient by its Chemical Abstract
                                        Services Registry number and name.
                                        Indicate the percentage of each
                                        ingredient in mass %.

No.    CAS registry No.       Mass %               Chemical name
1.     64742-48-9            >98%                  NA Contains Petroleum Solvent
                                                   (ISOPAR G)

2.     Trade Secrets          <2%                  -

3.     -                      -                    -

4.     -                      -                    -

5.     -                      -                    -

6.     -                      -                    -

7.     -                      -                    -

8.     -                      -                    -




Impurities                              Does the product contain any impurity
                                        which necessitates special measures for
                                        the use, maintenance or waste disposal
                                        of the product?

                                        /X/   No.

                                        /_/   Yes, please indicate

                                ADDENDUM - PAGE 2

Chemical Composition

Toners, T-32B, T-32C, T-32M and T-32Y. Replenishers, R-08B, R-08C, R-08M and R-08Y. Dispersant, D-32X will state:

No.          CAS registry No.                    Mass %            Chemical Name
- ---          ----------------                    ------            -------------
1.           64742-48-9                          > 98%             NA, contains petroleum
                                                                   solvent (Isopar G)

2.           polymers, pigments and
             dyes claimed as trade
             secrets                             < 2%


Enhancers, E-03B., E-03C, E-03M and E-03Y will state:

No.          CAS registry No.                    Mass %            Chemical Name
- ---          ----------------                    ------            -------------
1.           64742-48-9                          > 92%             NA, contains petroleum
                                                                   solvent (Isopar G)

2.           polymers, pigments and
             dyes claimed as trade
             secrets

All products will have the box labeled "no" check on the bottom of the page where it is asked of the product contains any impurity which necessitates special measures for the use, maintenance or waste disposal of the product.

[OCE LOGO]

Physical / Chemical data
- -------------------------------------------------------------------------
Appearance and odour (at 20(degree) C)

BLACK LIQUID, FAINT PETROLEUM            Describe appearance, colour, form (gas-
HYDROCARBON ODOD                         liquid- solid- paste- powder) and
                                         odour.
Density (water = 1.0)
   0.75

                                         In case of powder, state bulk density.
                                                                            N/A

Particle size range of powder                         um
                                         ------------
Melting point                                        (degree)C
                                         ------------
Boiling point                                        (degree)C
                                         ------------
Vapour pressure                                      mbar at           (degree)C
                                         ------------       -----------
Vapour density (air = 1.0)

Solubility in water                         < 1.0    g/l at     25(degree)C
                                         ------------       ----

                                         Or express as: insoluble, slightly soluble,
                                         very soluble, emulsifiable, etc.

Soluble in which other solvents          If insoluble in water indicate any other
MISCIBLE WITH MINERAL SPIRITS            solvent suitable e.g. for cleaning.
AND OTHER ALIPHATIC SOLVENTS

ph (as supplied)
ESSENTIALLY NEUTRAL (7)

PH IN PRODUCT IS NOT DILUTED                          % solution:
                                         -------------            ----------
                                         Indicate the ph and concentration of the
                                         solution or dilution as used.

FIRE AND EXPLOSION INFORMATION
- -------------------------------------------------------------------------------

Hazard data
Flash point                                                  38  (degree)C
                                                          -------
Explosion limits
  Lower Explosive Limit (LEL)                                  0.8 vol %
                                                           -------
         (Estimated)                                          53.2 g/m(3)
                                                           -------
Upper Explosive Limit (UEL)                                    7.0 vol %
                                                           -------
         (Estimated)                                         465.0 g/m(3)
                                                           -------

                                ADDENDUM - PAGE 3

Physical / Chemical data

Appearance and odour (at 20 C)

All Black toner products, (Toners, Replenishers and Enhancers) T-32B, R-08B and E-03B will state:
Black Liquid.  Faint petroleum hydrocarbon odor.

All Cyan toner products, (Toners, Replenishers and Enhancers) T-32C, R-08C and E-03C will state:
Cyan liquid.  Faint petroleum hydrocarbon odor.

All Magenta toner products, (Toners, Replenishers and Enhancers) T-32M, R-08M and E- 03M will state:
Magenta liquid.  Faint petroleum hydrocarbon odor.

All Yellow toner products, (Toners, Replenishers and Enhancers) T-32Y, R-08Y and E- 03Y will state:
Yellow liquid.  Faint petroleum hydrocarbon odor.

Dispersant, D-32X will state:
Colorless liquid.  Faint petroleum hydrocarbon odor.

Density (water = 1,0)

Toners, T-32B, T-32C, T-32M and T-32Y. Replenishers, R-08B, R-08C, R-08M and R-08Y. Dispersant, D-32X will state: 0.75

Enhancers, E-03B, E-03C, E-03M and E-03Y will state:  0.78

[OCE LOGO]                                                                     4

Stability                                    / / stable       / / unstable

Hazardous polymerization                     / / may occur    /x/ will not occur

Incompatibility (materials to                -
avoid)

Avoid contact with strong                    Indicate materials which may
oxidants such as liquid                      cause a hazardous reaction and
chlorine, concentrated oxygen,               the resulting hazardous
sodium hypochlorite, or                      reaction products.
calcium hypochlorite.

Hazardous decomposition
products                                     -

Fumes, smoke carbon monoxide,                Indicate hazardous
aldehydes and other                          decomposition products caused
decomposition products, in the               by heating, burning or
case of incomplete combustion.               oxidation, e.g. CO, NOx, HCl.

Unusual fire and explosion                   -
hazards

No unusual hazards.                          Indicate hazards caused by
                                             physical agents (heat,
                                             radiation, shock, friction,
                                             etc.), violent reaction with
                                             water, dust explosion etc.
Precautions

Condition to avoid                           -

Keep product away from heat,                 Indicate any condition that
pilot lights, static                         may cause the hazards filled
electricity, and open flame.                 up under hazard data.

Special precautions                          -

Store product in approved fire               Indicate special precautions
containment cabinet.                         to be taken in handling and
                                             storage to avoid above
                                             mentioned hazardous
                                             conditions.

Fire fighting

Extinguishing media                          -

Special fire fighting
procedures                                   -

Use dry chemical, foam or                    If water is unsuitable,
carbon dioxide. Water may be                 specify the fire fighting
ineffective, but water may be                media to be used. Also list
used to keep fire exposed                    any necessary personal
containers cool. If a lead or                protective equipment.
spill has ignited, use water,
spray to disperse the vapors and
to protect anyone attempting to
stop a leak. Water spray may
be used to flush spills away
from exposures. Minimize
breathing gases, vapor, fumes
or decomposition products. Use
supplied-air breathing
equipment for enclosed or
confined spaces or as
otherwise needed.

[OCE LOGO]                                                                     5

Health information

Toxicity data

LC50 (rat, 4h inhalation)                 NA      mg/m(3)
                                        ------
LC50 (rat, oral)                        > 5000    mg/kg
                                        ------
Other test results

LD50 (rabbit) > 3160 mg/kg

                                       Fill up other known test
                                       results such as:
Laboratory animal studies have         -  LD 50 (rabbit, dermal).
shown that prolonged and               -  Eye Irritation (rabbit).
repeated inhalation exposure           -  Skin irritation (rabbit).
to light hydrocarbon vapors in         -  Skin sensitization (guinea pig).
the same naphtha boiling range         -  Human Patch.
as this product can produce            -  Mutagenicity tests, e.g.:
adverse kidney effects in male         -  Arnes
rats. However, these effects           -  WP 2
were not observed in similar           -  Micronucleus Assays.
studies female rats and male           -  Subacute and/or chronic tests.
and female mice and in limited         Indicate each test method used.
studies with other animal
species. Additionally in a
number of human studies there
was no clinical evidence of
such effects at normal
occupational levels. It is
therefore highly unlikely that
the kidney effects observed in
male rats have significant
implications for humans
exposed at or below the
recommended vapor limits in
the workplace.

Health hazard data

Threshold Limit Value                  1800mg/m(3) _____ ppm

The value at right is for an 8         Indicate the source and date
hour day. Source - Exxon (Mfg.         of the maximum concentration
of isoparg solvent) June 1,            as recommended by supplier.
1989

skin penetration?                      /  / yes   /  / no

Symptoms of overexposure

High vapor concentrations (>           Describe acute and chronic
1000 ppm) are irritating to            effects and symptoms of
the eyes and the respiratory           overexposure, including
tract, and may cause                   sensitization.
headaches, dizziness,
anesthesia, drowsiness,
unconsciousness, and other
central nervous system
effects, including death.

Inhalation     Minute amounts aspirated into the lungs during ingestion or vomiting may cause mild to severe pulmonary injury and possibly death.

Ingestion      Product has low order of active oral-toxicity.

Eye contact    Product contacting the eyes may cause eye irritation.

Skin contact   Prolonged or repeated 'skin contact' with this product tends to remove skin oils, possibly leading to irritation or dermatitis.

Other health hazards

Health studies have shown that many             Indicate any known health
petroleum hydrocarbons and synthetic            hazards like:
lubricants pose potential human health          - mutagenicity
risks which may vary from person to             -careinogenicity
person as a precaution, exposure to
liquids, vapors, mists or fumes should
be minimized.

[OCE LOGO]                                                                     6

Special protection information               Specify recommended types of
                                             personal protection equipment
                                             and the recommended rate of
                                             ventilation.

Respiratory protection                       -

Eye protection: Use splash goggles or face shield when eye contact may occur.

Protective gloves: Use chemical-resistant gloves, if needed to avoid prolonged or repeated skin contact.

Ventilation/local exhaust: Use only with ventilation sufficient to prevent exceeding recommends exposure limit or buildup of explosive concentrations of vapor in air.

Other protective equipment: Use chemical resistant apron or other impervious clothing, if needed to avoid contaminating regular clothing, which could result in prolonged or repeated skin contact.

First aid

Inhalation: If overcome by vapor, remove from exposure and call a physician immediately. If breathing is irregular or has stopped, start resuscitation, administer oxygen, if available.

Ingestion: If ingested, DO NOT induce vomiting, call a physician immediately.

Eye contact: If splashed into the eyes, flush with clear water for 15 minutes or until irritation subsides. if irritation persists, call a physician.

Skin contact: In case of skin contact, remove any contaminated clothing and wash skin thoroughly with soap and water.

Medical treatment                            -

      NA Indicate any special medical treatment by a physician, necessary in case of overexposure.

Environmental information

Biodegradability                             -

      NA                                     State: BOD (Biological Oxygen
                                             Demand - 5 days at 20 degrees
                                             C) and COD (Chemical Oxygen
                                             Demand) or equivalent test
                                             results.

Aquatic toxicity                             -

                                             State e.g. LC50 (fish) or
                                             TLm96.

Other environmental Information              -

                                             State e.g. partition
                                             coefficient n-octanol/water.

[OCE LOGO]                                                                     7

Spillage and waste procedure

Steps to be taken in case of
spillage or leakage

Shut off and eliminate all                 Indicate any applicable precautions
ignition sources. Keep people              such as:
away. Recover free product.                - avoid breathing gases and vapours.
Add sand, earth, or other                  - avoid contact with liquids and
suitable absorbent to spill                  solids.
area. Minimize breathing                   - remove sources of ignition.
vapors. Minimize skin contact.             - use special cleaning equipment.
Ventilate confined spaces.                 - use personal protective equipment.
Open all windows and doors.
Keep product out of sewers and
watercourses by diking and
impounding. Advise authorities
if product has entered or may
enter sewers, watercourses, or
extensive land areas. Assure
conformity with applicable
governmental regulations.
Continue to observe
precautions for volatile,
combustible vapors from
absorbed material.

Waste disposal method

Treat as hazardous chemical                Indicate disposal method in
waste in accordance with EPA               accordance with legal regulations,
regulations.                               such as:
                                           - flush with water.
                                           - incinerate.
                                           - land fill.
                                           - treat as hazardous chemical waste.

Classification and labelling

Transport                                  State class, number, packaging
                                           group etc. in accordance with
                                           the regulations of
                                           ADR-IMO-IATA.

ADR/RID                                    Class
                                                            ---------
                                           No.
                                                            ---------
                                           Packaging group
                                                            ---------

IMO/IMDG                                   Class
                                                            ---------
                                           IMDG-page
                                                            ---------
                                           EmS No.
                                                            ---------
                                           Packaging group
                                                            ---------

IATA/RAR                                   Class             III
                                                            ---------
                                           UN No.            1/255
                                                            ---------
                                           Packaging group   3
                                                            ---------

Maintenance materials

Maintenance materials are all chemical products used for installation and maintenance by service technicians and/or customers. Examples: cleaning liquids, glues, lubricants, preservatives.

Complete a Material Safety Data Questionnaire for each maintenance material.

No.      Name

1.       - Brasso - MSDS is being forwarded
2.       - Alcohol wipes - Contains isopropyl alcohol (MSDS attached)
3.       -
4.       -
5.       -

Supplies and Consumables

Examples: toner, developer, photo-conductor, silicon oil, copy materials. Complete a Material Safety Data Questionnaire for each supply or consumable.

No.      Name

1.       - T-32B Black toner 1 box of 4   32 oz Bottles
2.       - T-32C Cyan toner 1 box of 4   32 oz Bottles
3.       - T-32M Magenta toner 1 box of 4   32 oz Bottles
4.       - T-32Y Yellow toner 1 box of 4   32 oz Bottles
5.       - R-08B Black replenisher 1 box of 6   8 oz Bottles

                                                                              6a

No.      Name

6.       R-08C    1 Box of 6   8 oz. Bottles
7.       R-08M    1 Box of 6   8 oz. Bottles
8.       R-08Y    1 Box of 6   8 oz. Bottles
9.       E-03B    1 Box of 6   3 oz. Bottles
10.      E-03C    1 Box of 6   3 oz. Bottles
11.      E-03M    1 Box of 6   3 oz. Bottles
12.      E-03Y    1 Box of 6   3 oz. Bottles

[OCE LOGO]                                                                     8

Labelling                                         Indicate symbols, R- and
                                                  S-phrases and dangerous
                                                  ingredients according to
                                                  Directive 67/548/EEC and
                                                  supplements.



Symbol(s)                                         -

R - phrases No.                                   -

S- phrases No.                                    -

Dangerous ingredients                             -

Additional information
- --------------------------------------------------------------------------------
                                                  Indicate any safety
                                                  information not mentioned
                                                  above.

                                                  Indicate any annexes.

                                                  Add user instructions if
                                                  available.

[OCE LOGO]                                                                     9

Certification
- --------------------------------------------------------------------------------
Statement                       The undersigned certifies that:

                                / / all ingredients of the product are filled
                                    up in the section Chemical composition.

                                / / the ingredients Nos. _______ are notified
                                    to EINECS.

                                / / the ingredients Nos. _______ are notified
                                    to TSCA.

                                / / the product is packed and labelled in
                                    accordance with the international
                                    regulations for the transportation of
                                    dangerous goods (IATA/IMO/ADR) and the EEC directives for the classification, packaging and labelling of dangerous substances and preparations.

                                / / Oce will be informed in good time before
                                    any modification in the product
                                    (composition, packing or label).

Authorization
- --------------------------------------------------------------------------------
Name of authorized person       -

Function                        -

Date                            -

Signature                       -

                                   Exhibit J

                           Safety Data Questionnaires





                                  - Page 38 -

[OCE LOGO]

PRODUCT SAFETY DATA QUESTIONNAIRE

                                                                      890420/mgo

In order to enable us to judge the risks of the equipment and to take adequate precautions, necessary for safe handling, use, storage, transport and disposal, we request you to fill up this form as completely as possible.

After evaluation of the received data it may be necessary for us to request additional information on the product.


Please fill up all blanks.
If any particulars are not available or not relevant for the evaluation of the product's safety, please indicate:

N.A. = not applicable
U = unknown



Return this completed form to:

Oce-Nederland B.V.
p.o. box 101
5900 MA VENLO
The Netherlands



For the attention of:


GENERAL INFORMATION
- --------------------------------------------------------------------------------

Supplier                                                            -

Product name of supplier                                            -

Process description                                                 -
(for example: Console model plain paper copying machine.
Selenium photoconductive drum, powder toner).

Optionals                                                           -

Oce type No.                                                        -
(to be completed by Oce)

Project No.                                                         -
(to be completed by Oce)

Add overall picture of the system

Dimensions and weight
- -------------------------------------------------------------------------------

Depth                                            ________mm

Width                                            ________mm

Height                                           ________mm

Weight                                           ________kg

Weight distribution over
the supporting points                         / / equally distributed under use
                                                  and service conditions.

                                             / /  not equally distributed under
                                                  use and service conditions.

Indicate the weight on each supporting point under worst case condition.




Workroom and ambient conditions
- --------------------------------------------------------------------------------

Temperature                                                  _______ degrees C

Relative humidity                                            _______% R.H.
Specify minimum and maximum temperature and relative humidity in which the machine will operate properly

Air purity                                                   -
Indicate any air pollutants which may affect proper operation

Minimum installation area                                    ___m x ___m
Area has to include working space and space for service activities

Recommend the minimum room volume and minimum workroom ventilation considering Vapours/Gases/Dust (page 5)

Workroom volume                                        __________m(3)

Workroom ventilation                                   __________m(3)/h

Is machine equipped with exhaust pipe?                /  /  no
                                                     /  /  yes.  Please specify!

Electrical installation data
- --------------------------------------------------------------------------------

Describe 50 and 60 Hz versions separately

Rated frequency                                    50     Hz        60       Hz

Rated voltage                               ____/____/____ V  ____/____/____  V

Rated current (max.)                        ____/____/____ A  ____/____/____  A

Power factor cos phi                        __________        __________

Required mains fuse                         __________ A      __________ A

Machine fuse                                __________ A      __________ A

Power consumption in stand-by               __________ kW     __________ kW

Power consumption during
continuous operation                        __________ kW     __________ kW

Measuring report number(s)                                    __________
Enclose copy of measuring report

Supply connection                                       /  /  cord with plug
                                                        /  /  fixed connection

Safety class (according to IEC 536.)                   /  / I  /  / II  /  / III

Protection class (according to IEC 529)                IP __________

Type label(s)

Enclose copy of the type label(s)


Energy consumption
- --------------------------------------------------------------------------------

Standard: ASTM F757-82 Attachment A

Plug-in energy                                                __________Wh

Warm-up plus stand-by energy                                  __________Wh

Stand-by energy                                               __________Wh

Copying energy plus stand-by                                  __________Wh

Measuring report number(s)                                    __________
Enclose copy of measuring report(s)

EMISSIONS
- ------------------------------------------------------------------------

RADIO INTERFERENCE

50 Hz machines must comply with the legislation in the Federal Republic of Germany (Amtsblt Vfg 1046/1984). 60 Hz machines must comply with US FCC Rules and Regulations, Part 15 subpart J, computing device.

CERTIFICATES

For 50 Hz machines the RFI approval mark of VDE or TUV must have been acquired.
Zeichengenehmigungs-Ausweissnummer                          / / TUV-FS
                                                                      -----
                                                            / / VDE
                                                                   --------

For 60 Hz machines the supplier must certify compliance with US FCC Rules and Regulations.
FCC Compliance measuring report
                                                              ------------
Enclose copy of certificate(s) and compliance measuring report.

Acoustical noise
Standard:  ISO 3744 and ISO 7779

Sound power level during stand-by                                          dB(A)
                                                              -------------
Sound power level during copying / printing                        <55     dB(A)
                                                              -------------
Sound pressure level during stand-by,
in operator / bystander position*                                          dB(A)
                                                              -------------
Sound pressure level during copying /printing,
in operator / bystander position*                                          dB(A)
                                                              -------------
Impulse sound pressure level                                        75     dB(A)
                                                              -------------
Measuring report number(s)
Enclose copy of report(s)
                                                              -------------
*If applicable operator position otherwise bystander

Radiation
Standard for laser products:  IEC 825.
Threshold Limit Values for Physical Agents in the Work Environment Adopted by ACGIH.

Aspects to be taken into consideration:
- - lasers
- - lamps
- - visual displays

The emission spectrum of the light source and the radiation outside the machine must be measured. Also electromagnetic radiation, if not already measured with regard to radio interference (e.g. magnetic radiation of monitor screens).

Measuring report number(s)
Enclose copy of report(s).

Emissions
- --------------------------------------------------------------------------------

RADIO INTERFERENCE
50 Hz machines must comply with the legislation in the Federal Republic of Germany (Amtsbit Vig 1046/1984). 60 Hz machines must comply with US FCC Rules and Regulations, Part 15 subpart J, computing device.

CERTIFICATES
For 50 Hz machines the RFI approval mark of VDE or TUV must have been acquired.
Zeichengenehmigungs-Ausweissnummer                       /  /  TUV-FS _________

                                                        /  /  VDE _____________

For 60 Hz machines the supplier must certify compliance with US FCC Rules and Regulations.
FCC Compliance measuring report                                   __________

Enclose copy of certificate(s) and compliance measuring report.



ACOUSTICAL NOISE
Standard: ISD 3744 and ISO 7779

Sound power level during stand-by                                __________dB(A)

Sound power level during copying/printing                        __________dB(A)

Sound pressure level during stand-by,
in operator/bystander position*                                  __________dB(A)

Sound pressure level during copying/printing,
in operator/bystander position*                                  __________dB(A)

Impulse sound pressure level                                     __________dB(A)

Measuring report number(s)                                       __________
Enclose copy of report(s)

*If applicable operator position otherwise bystander




RADIATION
Standard for laser products: IEC 825.
Threshold Limit Values for Physical Agents in the Work Environment Adopted by ACGIH.

Aspects to be taken into consideration:
- - lasers
- - lamps
- - visual displays

The emission spectrum of the light source and the radiation outside the machine must be measured. Also electromagnetic radiation, if not already measured with regard to radio interference (e.g. magnetic radiation of monitor screens).

Measuring report number(s)
Enclose copy of report(s).

Vapours / Gases / Dust

Emission measurements must be focused on emissions to be expected from the machine and the materials used. For ozone see section 22 (Determination of ozone intrinsic emission rates) of Standard ECMA-129 Safety of Information Technology Equipment (ITE).

Ozone intrinsic emission rate                                 __________mg/min

Dust emission                                                 __________mg/m(3)

Other emissions                                               __________

Measuring report number(s)                                    __________
Enclose copy of report(s).

Electrical / mechanical safety
- -------------------------------------------------------------------------

Standards:  IEC 950, IEC 820 for laser products and UL 1950

CERTIFICATES
For 50 Hz machines the TUV-GS approval mark must have been acquired Zeichengenehmigung-Ausweissnummer TUV or
TUV-Bauart approval mark.                             TUV GS:IEC 950
                                                     -------------------------
For 60 Hz machines the UL approval mark must have been acquired.

UL Report                                            ULvol        , sec
                                                          --------      -------
Possible other approvals
                                                     -------------------------
Enclose copy of certificate(s).                     UL 478
                                                    CSA 22.2 No. 220


Safety Labeling
- -------------------------------------------------------------------------

Labeling in the operator and service access area

List all labels to warn for any hazards (e.g. lasers, high temperature areas, high voltage, moving or rotating machine parts, etc.)

Specify location of the labels.

Enclose copy of the label(s).

VAPOURS/GASES/DUST
Emission measurements must be focused on emissions to be expected from the machine and the materials used. For ozone see section 22 (Determination of ozone intrinsic emission rates) of Standard ECMA-129 Safety of Information Technology Equipment (ITE).

Ozone intrinsic emission rate                                 __________mg/min

Dust emission                                                 __________mg/m(3)

Other emissions                                               __________

Measuring report number(s)                                    __________
Enclose copy of report(s).




Electrical/mechanical safety
- --------------------------------------------------------------------------------

Standards: IEC 950, IEC 820 for laser products and UL 1950

CERTIFICATES
For 50 Hz machines the TUV-GS approval mark must have been acquired
Zeichengenehmigung-Ausweissnummer TUV or                           __________
TUV-Bauart approval mark.

For 60 Hz machines the UL approval mark must have been acquired.
UL Report                                                     ULvol_____sec_____

Possible other approvals                                      __________________

Enclose copy of certificate(s).




Safety labelling
- --------------------------------------------------------------------------------

Labelling in the operator and service access area

List all labels to warn for any hazards (e.g. lasers, high temperature areas, high voltage, moving or rotating machine parts, etc.).

Specify location of the labels.

Enclose copy of the label(s).

Maintenance materials
- --------------------------------------------------------------------------------

Maintenance materials are all chemical products used for installation and maintenance by service technicians and/or customers. Examples: cleaning liquids, glues, lubricants, preservatives.

Complete a Material Safety Data Questionnaire for each maintenance material.

No.      Name

1.       -

2.       -

3.       -

4.       -

5.       -





Supplies and Consumables
- --------------------------------------------------------------------------------

Examples: toner, developer, photo-conductor, silicon oil, copy materials.

Complete a Material Safety Data Questionnaire for each supply or consumable.

No.      Name

1.       -

2.       -

3.       -

4.       -

5.       -

Waste handling
- --------------------------------------------------------------------------------

State whether special measures are necessary for waste disposal of machine parts and consumables.







Undesired substances
- --------------------------------------------------------------------------------

State that this product does not contain     /  /  asbestos
                                             /  /  PCB (polychlorobiphenyl)
                                             /  /  PCT (polychloroterphenyl)

Does the product contain any part for which special measures have to be taken (use, maintenance, waste) due to the presence of substances such as arsenic, beryllium, cadmium, mercury, etc.

                                             /  /  no

                                             /  /  yes. Indicate machine parts
                                                        and substances






Operator manual & Service manual
- --------------------------------------------------------------------------------

Enclose operator manual and service manual









Additional information
- --------------------------------------------------------------------------------

Indicate any safety information not mentioned above.




List all enclosures and annexes.

Authorization
- --------------------------------------------------------------------------------

Names of authorized person                           -

Function                                             -

Date                                                 -

Signature                                            -

                                                                               1
[OCE LOGO]

MATERIAL SAFETY DATA QUESTIONNAIRE

                                                                          871118

In order to enable us to judge the risks of the product and to take adequate precautions, necessary for safe handling, use, storage, transport and disposal, we request you to fill up this form as completely as possible.

After evaluation of the received data and consideration of toxicological information on the ingredients in scientific literature it may be necessary for us to request additional information on the product or its ingredients.

Please fill up all blanks.
If any particulars are lacking, please indicate:
N.A. = not applicable
U    = unknown

Return this completed form to:

Oce-Nederland B.V.
p.o. box 101
5900 MA VENLO
The Netherlands
for the attention of:




General information
- --------------------------------------------------------------------------------

Product name                                         -

                                                     Indicate product name as it
                                                     appears on the packing.

Packing                                              -

                                                     Describe kind of packing
                                                     and contents by weight or
                                                     volume.

Supplier                                             -

Address                                              -

Contact person                                       -

Emergency telephone no.                              -




This document was created with the Oce 6950/6550 system and printed on the Oce 6750.

[OCE LOGO]

Chemical composition
- --------------------------------------------------------------------------------

Ingredients              List all ingredients. Indicate each ingredient by its
                         Chemical Abstract Services Registry number and name.

                         Indicate the percentage of each ingredient in mass %.



No.      CAS registry No.           Mass %           Chemical name

1.       -                          -                -

2.       -                          -                -

3.       -                          -                -

4.       -                          -                -

5.       -                          -                -

6.       -                          -                -

7.       -                          -                -

8.       -                          -                -


Impurities               Does the product contain any impurity which
                         necessitates special measures for the use, maintenance or waste disposal of the product.

                         / / no

                         / / yes, please indicate

                         -

[OCE LOGO]

Physical/Chemical data
- --------------------------------------------------------------------------------

Appearance and odour (at 20 degrees C)

                                               Describe appearance, colour, form
                                               (gas-liquid-solid-paste-power)
                                               and odour.

Density (water = 1.0)                          -

                                               In case of powder, state bulk
                                               density.

Particle size range of power                   _______ (Greek symbol mu)m

Melting point                                  _______ degrees C

Boiling point                                  _______ degrees C

Vapour pressure                                _______ mbar at _______ degrees C

Vapour density (air = 1,0)                     -

Solubility in water                            _______ g/l at  _______ degrees C

                                               -

                                               Or express as: insoluble,
                                               slightly soluble, very soluble,
                                               emulsifiable etc.

Soluble in which other solvents                -

                                               If insoluble in water indicate
                                               any other solvent suitable e.g.
                                               for cleaning.

pH (as supplied)                               -

pH in                                          ________  % solution: ________
                                               Indicate the pH and concentration
                                               of the solution or dilution as
                                               used.



Fire and explosion information
- --------------------------------------------------------------------------------

Hazard data

Flash point                                          __________ degrees C

Explosion limits
     Lower Explosive Limit (LEL)                     __________ vol %
                                                     __________ g/m(3)

     Upper Explosive Limit (UEL)                     __________ vol %
                                                     __________ g/m(3)

[OCE LOGO]

Stability                                              / /stable                 / /unstable

Hazardous polymerization                              / /may occur              / /will not occur

Incompatibility (materials to avoid)                   -

                                                       Indicate materials which
                                                       may cause a hazardous
                                                       reaction and the
                                                       resulting hazardous
                                                       reaction products.

Hazardous decomposition products                       -

                                                       Indicate hazardous decomposition products caused by
                                                       heating, burning or oxidation, e.g. CO, NOx, HCI.

Unusual fire and explosion hazards                     -

                                                       Indicate hazards caused by physical agents (heat,
                                                       radiation, shock, friction etc.), violent reaction
                                                       with water, dust explosion etc.

PRECAUTIONS

Conditions to avoid                                    -

                                                       Indicate any condition that may cause the hazards
                                                       filled up under hazard data.

Special precautions                                    -

                                                       Indicate special precautions to be taken in handling
                                                       and storage to avoid above mentioned hazardous
                                                       conditions.

FIRE FIGHTING

Extinguishing media                                    -

Special fire fighting procedures                       -

                                                       If water is unsuitable, specify the fire fighting
                                                       media to be used. Also list any necessary personal
                                                       protective equipment.

[OCE LOGO]

HEALTH INFORMATION
- --------------------------------------------------------------------------------

TOXICITY DATA

LC50 (rat, 4h inhalation)                              ____________ mg/m3

LD50 (rat, oral)                                       ____________ mg/kg

Other test results                                     -

                                                       Fill up other known test results such as:
                                                       -   LD50 (rabbit, dermal).
                                                       -   Eye irritation (rabbit).
                                                       -   Skin irritation (rabbit).
                                                       -   Skin sensitization (guinea pig.).
                                                       -   Human Patch.
                                                       -   Mutagenicity tests, e.g.:
                                                           -   Ames
                                                           -   WP2
                                                           -   Micronucleus Assays.
                                                       -   Subacute and/or chronic tests.
                                                       Indicate each test method used.

HEALTH HAZARD DATA

Threshold Limit Value                                  ___________ mg/m(3) _________ ppm
                                                       Indicate the source and data or the maximum
                                                       concentration as recommended by supplier.

skin penetration                                       / / yes        / / no

Symptoms of overexposure                               -

                                                       Describe acute and chronic effects and symptoms of
                                                       overexposure, including sensitization.

Inhalation                                             -

Ingestion                                              -

Eye contact                                            -

Skin contact                                           -

Other health hazards                                   -

                                                       Indicate any known health hazards like:
                                                       -   mutgenicity
                                                       -   carcinogenicity

[OCE LOGO]

SPECIAL PROTECTION INFORMATION                         SPECIFY RECOMMENDED TYPES OF PERSONAL PROTECTION
                                                       EQUIPMENT AND THE RECOMMENDED RATE OF VENTILATION.

Respiratory protection                                 -

Eye protection                                         -

Protective gloves                                      -

Ventilation/local exhaust                              -

Other protective equipment                             -


FIRST AID

Inhalation                                             -

Ingestion                                              -

Eye contact                                            -

Skin contact                                           -

MEDICAL TREATMENT                                      -

                                                       Indicate any special medical treatment by a
                                                       physician, necessary in case of overexposure.


ENVIRONMENTAL INFORMATION
- -----------------------------------------------------------------------------------------------------------

Biodegradability                                       -

                                                       State: BOD (Biological Oxygen Demand - 5 days at 20
                                                       degrees Centigrade) and COD (Chemical Oxygen Demand) or
                                                       equivalent test results.

Aquatic toxicity                                       -

                                                       State e.g. LC50 (fish) or TLm96.

Other environmental information                        -

                                                       State e.g. partition coefficient n-octanol/water.

[OCE LOGO]

SPILLAGE AND WASTE PROCEDURE
- --------------------------------------------------------------------------------

STEPS TO BE TAKEN IN CASE OF SPILLAGE OR LEAKAGE       -

                                                       Indicate any applicable precautions such as:
                                                       -   avoid breathing gases and vapours.
                                                       -   avoid contact with liquids and solids.
                                                       -   remove sources of ignition.
                                                       -   use special cleaning equipment.
                                                       -   use personal protective equipment
                                                       etc.

Waste disposal method                                  -

                                                       Indicate disposal method in accordance with legal
                                                       regulations, such as:
                                                       -   flush with water.
                                                       -   incinerate.
                                                       -   land fill.
                                                       -   treat as hazardous chemical waste.

CLASSIFICATION AND LABELLING
- --------------------------------------------------------------------------------------------------------

TRANSPORT                                              State class, number, packaging group etc. in
                                                       accordance with the regulations of ADR-IMO-IATA.

ADR/RID                                                Class                         ____________
                                                       No.                           ____________
                                                       Packaging group               ____________

IMO/IMDG                                               Class                         ____________
                                                       IMDG-page                     ____________
                                                       EmS No.                       ____________
                                                       Packaging group               ____________

IATA/RAR                                               Class                         ____________
                                                       UN No.                        ____________
                                                       Packaging group               ____________

[OCE LOGO]  EXHIBIT J

MATERIAL SAFETY DATA QUESTIONNAIRE
                                                                        S71114

In order to enable us to judge the risks of the product and to take adequate precautions, necessary for safe handling, use, storage, transport and disposal, we request you to fill up this form as completely as possible.

After evaluation of the received data and consideration of toxicological information on the ingredients in scientific literature it may be necessary for us to request additional information on the product or its ingredients.

Please fill up all blanks.
If any particulars are lacking, please indicate:
N.A. = not applicable
U      = unknown

Return this completed form to:


For the attention of:


General information
- ------------------------------------------------------------------------

Product name

BLACK TONER                       Indicate product name as it appears on the
T-32B                             packing.

Packing

4 x 32 oz (946 CC)                Describe kind of packing and contents by
                                  weight or volume.

Supplier   RASTER GRAPHICS, INC.

Address    285 N. Wolfe Rd.
           Sunnyvale, CA  94086

Contact person
               Steven Igoe

Emergency telephone no.
               (408) 738-7800

This document was created with the Oce 6950/6550 system and printed on the Oce 6750.

                                    EXHIBIT K

                         MANUFACTURING LICENSE AGREEMENT



                                   - Page 39 -

                                                                       EXHIBIT K

                         MANUFACTURING LICENSE AGREEMENT

This Agreement, effective the first day of October, 1990, is entered into by and between

         Raster Graphics, Inc. a California corporation having principal offices at 285 N. Wolfe Road, Sunnyvale, California 94086 ("RGI"), and

         Oce Graphics France S.A., a French corporation having principal offices at 1, rue Jean Lemoine, 94003 Creteil Cedex, France ("Oce").

WHEREAS, RGI and Oce have entered into or will enter into a "Product Agreement" concerning color electrostatic plotters and related products ("Products" as defined in the Product Agreement) and certain related intellectual property of RGI;

WHEREAS, RGI and Oce have entered into or will enter into a "Technology Escrow Agreement" under which RGI will make deposits related to the Products with an escrow agent, pursuant to which the deposits may be released to Oce;

WHEREAS, RGI and Oce desire this Manufacturing License Agreement to be supplementary to the Product Agreement and to the Technology Escrow Agreement pursuant to 11 United States Code ("USC") Section 365(n);

WHEREAS, an assured supply of the Products, and continuing access to rights related to the Products, is critical to Oce in the conduct of its business relating to the Products and in exercising its rights under the Product Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto agree as follows:

1.       Definitions.

         1.1 "Deposit" means Deposit as defined in the Technology Escrow Agreement.

         1.2      "Plotter" means Plotter as defined in the Product Agreement.

         1.3      "Product" means a Product as defined in the Product Agreement.

                                   - Page 1 -

         1.4 "Product Agreement" means the Product Agreement effective the _____ day of October, 1990 by and between RGI and Oce, and to which a draft of this Manufacturing License Agreement is attached as Exhibit K.

         1.5 "Technology Escrow Agreement" means the Technology Escrow Agreement effecting the first day of October, 1990 by and between RGI, Oce and an Escrow Agent, a draft of which is attached to the Manufacturing License Agreement as Exhibit L.

         1.6 "Type A1 Plotter" means a Plotter capable of producing plots of approximately 841 mm by 595 mm sheet size (approximately European A1 size).

2.       License Grant.

         2.1 General. Subject to the terms and conditions of this Agreement, RGI hereby grants to Oce, who hereby accepts from RGI, a nonexclusive, perpetual, irrevocable right and license, without right of sublicense, to manufacture and have manufactured Products and to exercise all rights of Oce under the Product Agreement. This right and license includes a right and license under all worldwide intellectual property rights of RGI, and a right and license to obtain, use and copy all or any portion of the Deposit, as well as the right to purchase tooled parts from RGI tooling for manufacturing of the Products. If tooled parts are unavailable for purchase from RGI tooling on reasonable prices, in reasonable quantities and within reasonable delivery times, Oce's right and license shall include the right (i) to obtain and use all information needed to have tooling made for manufacturing of the Products or (ii) to use all tooling for manufacturing of the Products. No other right, title or interest with respect to the Plotters, the Deposit, or any intellectual property rights of RGI therein are granted by RGI under this Agreement. Oce shall only start with the manufacturing of the Products upon RGI's general assignment of debts, insolvency, bankruptcy or similar events such as appointment of a receiver or failure to delivery Plotters or Spare Parts for a period of ninety (90) days or more after the assigned delivery date (or deferred delivery date, in the event of deferral under Section 3.10 of the Product Agreement) in which RGI obligated to deliver the Potters or Spare Parts pursuant to the Product Agreement.

         2.2 Rights of Modification. In addition, on the terms and conditions provided in the preceding paragraph, Oce is hereby granted the right to make modifications to the Products. Notwithstanding any other provisions of this Manufacturing License Agreement, and the provisions of the Product

                                   - Page 2 -

                  Agreement and the Technology Escrow Agreement, Oce will own all right, title and interest in such modifications by Oce.

         2.3 Component Suppliers. Oce may, but shall not be obliged to, purchase Plotter components from third-party suppliers of RGI.

         2.4 Effective Date. All rights and licenses granted to Oce under this Agreement shall be effective as of the date first written above.

         2.5 No Trademark Rights. No right is granted by this Agreement with respect to any trademarks, tradenames, logos or other proprietary marks or legends of RGI.

3.       Royalty Payments.

         3.1      Initial Unit Royalty.

                  3.1.1 Amount. For the first Plotter unit of a given type manufactured by Oce hereunder, Oce shall pay RGI an initial unit royalty determined in accordance with the following schedule, in which months are measured from the date of qualification by Oce under the Product Agreement of a Plotter of the type in question:

                           Through month 24
                                    Two million U.S. dollars (US $2,000,000)

                           Following month 24, through month 36
                                    One and one-half million U.S. dollars (US
                                    $1,500,000)

                           Following month 36, through month 48
                                    One million U.S. dollars (US $1,000,000)

                           Following month 48, through month 60
                                    Five hundred thousand U.S. dollars (US
                                    $500,000)

                           Following month 60
                                    One U.S. dollar (US $1.00)

                  3.1.2 When Payable. The initial unit royalty for a given type of Plotter shall be due and payable in accordance with the provisions of the Technology Escrow Agreement.

                                   - Page 3 -

      3.2   Additional Unit Royalty.

            3.2.1 Amount. For each Plotter unit of a given type manufactured by Oce after the first such unit, Oce shall pay RGI an additional per unit royalty of four percent (4%) of Oce's list price for the Plotter unit, less any customer discounts.

            3.2.2 When Payable. The additional unit royalty for a given Plotter shall be due and payable within (30) days following the end of the calendar quarter in which such Plotter is sold by Oce. For this purpose, the date of a sale by Oce shall be:

                   (i) For a sale to a purchaser unrelated to Oce, the date on which Oce makes delivery to the purchaser,

                   (ii) For a sale to a purchaser related to Oce, the date on which the Plotter is delivered to a purchaser unrelated to Oce

      3.3 Advance Payments and Credits Due to Oce. Payments made to RGI pursuant to the Product Agreement, for Products ordered prior to the Technology Receipt Date but not delivered within ninety (90) days after the assigned delivery date (as it may be rescheduled in accordance with the Product Agreement) may upon request from Oce be applied in payment of any amounts due to RGI under this Agreement. Credits from RGI to Oce for any purpose under the Products Agreement may upon request from Oce be applied in payment of any amounts due to RGI under this Agreement.

      3.4 Alternative to Royalty Payments for Type A1 Plotter. RGI hereby offers to Oce, as an alternative to and in lieu of the Initial Unit Royalty (under Section 3.1) for the Type A1 Plotter, the option to purchase eight hundred thousand (800,000) shares of Raster Graphics preferred stock at a price of two and one-half U.S. dollars (US $2.50) per share, prior to December 28, 1990. If Oce exercises such option, the Initial Unit Royalty for the Type A1 Plotter shall be waived, and the Additional Unit Royalty (under Section 3.2) for the Type A1 Plotter shall be reduced to three percent (3%) of Oce's list price for the Plotter unit, less any customer discounts.



                                   - Page 4 -

4.    Technology Transfer.

      4.1 Escrow Deposit. RGI shall at all times during the term of this Agreement maintain the Deposit with Escrow Agent current as provided in the Technology Escrow Agreement.

      4.2 Delivery of Technology. The Deposit will be released to Oce in accordance with the terms of the Technology Escrow Agreement. RGI shall upon written request from Oce deliver to Oce any tangibles or intangibles required to remedy any deficiencies in the Deposit.

      4.3 Technical Assistance. To the extent feasible, RGI shall provide Oce with all technical assistance reasonably requested by Oce in connection with the manufacture of the initial Plotter unit of each type hereunder. As consideration for such assistance, Oce shall pay RGI a fee according to RGI's current standard rates therefor, provided that such fee may not exceed a reasonable fee. In addition, Oce shall reimburse RGI for all reasonable travel expenses incurred by RGI in connection with providing such assistance.

5.    Term and Termination.

      5.1 Term. The term of this Agreement will be perpetual, unless terminated as provided below.

      5.2 Termination of Product Agreement. This Agreement will automatically terminate in the event there is a termination of Oce's non-exclusive Plotter distribution rights under the Product Agreement prior to the commencement of production of the first Plotter hereunder.

      5.3. Termination for Cause. In addition, either party may, without penalty, terminate this Agreement effective upon thirty (30) days written notice to the other party in the event of any of the following:

            (i) The other party materially breaches this Agreement (e.g., fails to make payment, indemnify or maintain confidentiality, etc., as provided herein) or the Product Agreement;

            (ii) The other party assigns any rights or obligations under this Agreement in violation of the provisions of this Agreement;

            (iii) A petition for relief under any bankruptcy, insolvency or similar



                                   - Page 5-
                   legislation is filed by the other party, or the other party makes an assignment for the benefit of creditors, or a receiver is appointed for all or a substantial part of the other party's assets; or

            (vi) The other party ceases to conduct actively business related to this Agreement.

6.    General

      6.1 Product Agreement Provisions Incorporated. The provisions of the following sections of the Product Agreement are hereby incorporated in this Manufacturing License Agreement:

            5.3, 9., 10, 13.1, 13.2, 13.3, 14., 15., 16., 17.5, 17.6, 17.7,
            17.8, 17.9, 17.10, 17.11, 17.12, 17.15, 17.16, 17.17 and 17.18.

            Notwithstanding the foregoing, to the extent that the provisions referenced above conflict with any provisions of this Agreement, the provisions for this Agreement will prevail.

      6.2 Warranty of Power to Grant Licenses. RGI represents and warrants that it has the power and the right to grant rights and licenses to Oce as provided in this Agreement.

      6.3 RGI agrees that it shall not sue Oce or object against Oce's employing or hiring any (ex-)employees of RGI with respect to the manufacturing of the Products pursuant to this Agreement.


RASTER GRAPHICS, INC.                        OCE GRAPHICS FRANCE, S.A.

By:  /s/ RASTER GRAPHICS, INC.               By:  /s/ OCE GRAPHICS FRANCE, S.A.
     -------------------------               ----------------------------------



                                   - Page 6 -

                                   EXHIBIT L

                          TECHNOLOGY ESCROW AGREEMENT






                                  - Page 40 -

                                                                      EXHIBIT L

                          TECHNOLOGY ESCROW AGREEMENT

                          Account Number _____________

This Agreement, effective the 1st-day of October, 1990, is entered into by and between

       Raster Graphics, Inc. a California corporation having principal offices at 285 N. Wolfe Road, Sunnyvale, California 94086 ("RGI"), and

       Oce Graphics France S.A., a French corporation having principal offices at 1, rue Jean Lemoine, 94003 Creteil Cedex, France ("Oce"), and

       Data Securities International, Inc., a Delaware corporation having principal offices at 49 Stevenson Street, Suite 550, San Francisco, CA 94105, ("Escrow Agent").

WHEREAS, RGI and Oce have entered into or will enter into a "Product Agreement" concerning color electrostatic plotters and related products ("Products" as defined in the Product Agreement) and certain related intellectual property of RGI;

WHEREAS, RGI and Oce have entered into or will enter into a "Manufacturing License Agreement" under which Oce shall have the right to manufacture the Products;

WHEREAS, RGI and Oce desire this Technology Escrow Agreement to be supplementary to the Product Agreement and to the Manufacturing License Agreement pursuant to 11 United States Code ("USC") Section 365(n);

WHEREAS, availability of or access to certain data, technology and other materials, and to rights, related to the Products, is critical to Oce in the conduct of its business relating to the Products and in exercising its rights under the Product Agreement and under the Manufacturing License Agreement;

WHEREAS, RGI has deposited or will deposit with Escrow Agent data, technology and other materials related to the Products to provide for retention and controlled access for Oce under the conditions specified below;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto agree as follows:

                                   - Page 1 -

1.    Definitions.

      1.1 "Account" means the deposit account established by Escrow Agent under this Agreement.

      1.2 "Deposit" means the Initial Deposit, and all supplements to the Initial Deposit.

      1.3 "Initial Deposit" means all materials initially supplied by RGI to Escrow Agent as specified by an accompanying description in the form of Exhibit B-0.

2. Account. Following the execution of this Agreement and the payment of set-up and deposit fees to Escrow Agent, Escrow Agent shall open an Account in the name of RGI for the benefit of Oce. The opening of the Account means that Escrow Agent shall establish an account ledger in the name of RGI and that RGI and Oce shall receive renewal notices as provided in Section 10.2. Until RGI makes an Initial Deposit with Escrow Agent, Escrow Agent shall have no obligation to RGI or Oce except as defined by this section.

3.    Deposits.

      3.1 Initial Deposit. Upon receipt by Escrow Agent of an Initial Deposit, the accompanying description shall be deemed added to this Agreement as Exhibit B-1. Escrow Agent shall issue to RGI and Oce a copy of Exhibit B-1 within ten (10) days of receipt by Escrow Agent of the Initial Deposit.

      3.2 Supplements to Deposit. RGI shall maintain the Deposit current by depositing with the Escrow Agent a supplement to the Deposit, and an accompanying description, within thirty (30) days of delivery to Oce of a Product requiring such supplement. Upon receipt by Escrow Agent of a supplement to the Deposit, the accompanying description shall be deemed added to this Agreement as an addendum to Exhibit B-1. Escrow Agent shall issue to RGI and Oce a copy of the addendum to Exhibit B-1 within ten (10) days of receipt by Escrow Agent of the supplement.

      3.2 Segregation by Product. RGI shall segregate portions of the Deposit by Product, identify the Product to which each portion of the Deposit relates, and indicate on the accompanying description to which Product each




                                   - Page 2 -
             portion of the Deposit relates. Escrow Agent shall include such indications on each copy of Exhibit B-1 and addendum to Exhibit B-1 issued by Escrow Agent.

      3.3 Certification. Following receipt by Escrow Agent of the Initial Deposit, RGI shall certify to Escrow Agent and to Oce by written notice given at least every twelve (12) months (and more frequently upon written request from Oce) that the Deposit in possession of the Escrow Agent is then correct, complete and current.

      3.4 Transfer of Copy Title. RGI hereby transfers to Escrow Agent all rights in the title to all copies of the Deposit, provided that Escrow Agent shall hold such Deposit and rights pursuant to the provisions of this Agreement.

4.    Deposit Inspection and Verification.

      4.1 Inspection by Escrow Agent. Promptly upon the receipt of any Deposit materials, Escrow Agent will visually match the labeling of such materials with the accompanying description and notify RGI and Oce of any discrepancy. Escrow Agent shall not be responsible for verifying the contents of the Deposit materials or validating the accuracy of RGI's labeling.

      4.2 Verification by or for Oce. Oce (or responsible third parties selected by Oce and acceptable to RGI) is hereby authorized to inspect, audit and verify the accuracy, completeness and sufficiency of the Deposit. RGI hereby grants Escrow Agent the permission to grant Oce access to the Deposit for such inspection, audit and verification, and to release to Oce information pertaining to directory lists and/or table of contents of computer media, manuals, schematics, and manufacturing documents.

             Escrow Agent is hereby also authorized to inspect, audit and verify the Deposit or materials to be deposited to confirm the quality thereof for the benefit of Oce. RGI hereby grants to Escrow
             Agent the permission to release to Oce copies of any executables or object code modules prepared by Escrow Agent during its "Load and Compile" validation level for the purposes of determining the content and quality of the Deposit.

             If requested by Oce, RGI agrees to permit one employee of Oce to be present at RGI's facility and to observe the compilation or verification of the material to be deposited by RGI.

                                   - Page 3 -

      4.3 Use of RGI Facilities. RGI hereby grants Oce (or third parties selected by Oce and acceptable to RGI) and Escrow Agent the right to use the facilities of RGI (including computer systems), free of charge, for the purposes of inspection, audit and verification of the Deposit. RGI shall make available without charge any technical and support personnel necessary for such inspection, audit and verification.

5. Warranties and Representations of RGI. RGI hereby warrants and represents to Oce and to Escrow Agent that:

      (i) The Deposit shall at all times consist of all information and grants of rights necessary and sufficient to enable Oce to fully exercise its rights under the Product Agreement and under the Manufacturing License Agreement without the aid of RGI or any other person (other than RGI's customary suppliers) or reference to any other materials. Such exercise shall include the manufacture, sales, marketing, distribution, enhancement, maintenance and servicing of the Products. Such information and grants of rights shall include, but shall not be limited to, data, technology, technical documentation, know-how, descriptions, software and firmware source and object code on magnetic media, test programs, drawings, supplier lists, authorizations to purchase from RGI suppliers, parts lists, engineering plans and memoranda, manufacturing instructions, descriptions of tooling and jigs, maintenance tools, descriptions and locations of programs and other materials not owned by RGI, licenses of and authorizations to use intellectual property rights of RGI and others, and other materials and grants of rights, whether or not proprietary to RGI.

      (ii) The description of the Deposit, as provided to Escrow Agent and as included in Exhibit B, is correct and complete.

      These representations shall be deemed to be made continuously throughout the term of this Agreement.

6.    Treatment of Deposit.

      6.1 Storage and Control. Escrow Agent shall establish a receptacle in which it shall place the Deposit, and shall put the receptacle under the control of one or more of its officers, selected by Escrow Agent, whose identity shall be available to RGI and Oce at all times.

                                   - Page 4 -

      6.2 Duty of Care. Escrow Agent shall exercise a professional level of care in carrying out the terms of this Agreement as it would with similar items of its own, but in no event less than a reasonable level of care.

      6.3 Confidentiality. Escrow Agent acknowledges RGI's assertion that the Deposit shall contain proprietary data of RGI and that Escrow Agent has an obligation to preserve and protect that confidentiality, consistent with the terms of this Agreement. Escrow Agent shall not divulge, disclose or otherwise make the Deposit available to third parties, or make any use of the Deposit, except as provided in this Agreement or as otherwise permitted in writing by RGI. This obligation shall continue indefinitely notwithstanding termination of this Agreement.

      6.4 Duplication. RGI grants Escrow Agent the irrevocable right to duplicate the Deposit as necessary to preserve and safely store the Deposit, and to provide copies thereof to Oce as authorized by this Agreement. Escrow Agent shall reproduce on all copies of the Deposit made by Escrow Agent any proprietary or confidentiality notices contained in the Deposit originally deposited with it by RGI.

7.    Release of Deposit to Oce.


      7.1 Conditions for Release. The only conditions for release of the Deposit or any portion thereof to Oce shall be (i) notice from Oce to Escrow Agent requesting release of the Deposit or a stated portion thereof, (ii) payment of Escrow Agent's customary fee for release, and (iii) payment of the Initial Unit Royalty to the Escrow Agent for delivery to RGI, in accordance with the Manufacturing License Agreement. Escrow Agent shall immediately release the Deposit to Oce upon satisfaction of the conditions for release defined in this Section and shall promptly deliver the Initial Unit Royalty to RGI.

      7.2 Notice to RGI. Escrow shall upon release of the Deposit to Oce notify RGI of the release by certified mail with a copy of the notice from the Oce.


      7.3 Conditions for Use. Following a release of the Deposit or portions of the Deposit as provided in this Agreement, Oce shall have the non-exclusive right to use the released portion(s) of the Deposit for the limited purposes of (i) continuing to exercise the rights granted to Oce under the Product Agreement, in accordance with the terms of the Product Agreement, and (ii) exercising the rights granted to Oce under the

                                   - Page 5 -

             Manufacturing License Agreement, in accordance with the terms of the Manufacturing Agreement.

8.    Audit Rights.

      8.1 Records. Escrow Agent shall keep clear and detailed records of the activities undertaken and materials prepared pursuant to this Agreement. RGI and Oce will be entitled at reasonable times, during normal business hours of Escrow Agent and upon reasonable notice to Escrow Agent, to inspect the records of Escrow Agent with respect to this Agreement.

      8.2 Deposit. RGI or Oce will be entitled, upon reasonable notice to Escrow Agent and during normal Escrow Agent business hours, at the facilities designated by Escrow Agent, accompanied by a designated employee of Escrow Agent, to inspect the physical status and condition of the Deposit. The Deposit may not be changed by RGI or Oce during the audit.

9. Designated Representative. RGI and Oce shall each designate one individual to receive notices from Escrow Agent and to act on behalf of RGI and Oce respectively in relation to the performance of their obligations under this Agreement. A party may change its designated representative upon notice given to the other parties, in the manner stated in Exhibit A.

10.   Term and Termination.

      10.1 Term. This Agreement will have an initial term of five (5) years, commencing on the effective date first written above. This Agreement shall be renewed for additional one-year terms in accordance with the extension provisions set forth in the Product Agreement, upon receipt by Escrow Agent of the specified renewal fees.

      10.2   Notice and Expiry. If renewal fees are not received within thirty
             (30) days prior to the end of a term, Escrow Agent shall so notify RGI and Oce. If the renewal fees are not received within thirty
             (30) days after such notice is given, this Agreement will expire without further notice and without liability of Escrow Agent to the RGI or Oce.

      10.3   Termination.

             10.3.1 Upon Release of Deposit. This Agreement shall terminate upon

                                   - Page 6 -

                      (i) release of the Deposit or a copy of the Deposit to Oce and (ii) receipt by Escrow Agent of the complete payment of all outstanding invoices. Oce has the right to pay renewal fees and other related fees.

             10.3.2 Upon Failure to Pay Fees. Escrow Agent may terminate its obligations under this Agreement (other than its obligations with respect to the Deposit under Section 6.3) if invoiced fees are not paid within sixty (60) days of receipt of invoice, provided that (i) Escrow Agent notifies RGI and Oce of its intent to so terminate under this Section and offers RGI and Oce in such notice a period of not less than thirty (30) days in which to cure,
                      (ii) RGI and Oce fail to cure within such thirty (30) day period, and (iii) Escrow Agent gives RGI and Oce notice of termination at the conclusion of such thirty (30) day period. Termination shall be effective upon receipt by RGI and Oce of the notice of termination given at the conclusion of the thirty (30) day period. Termination of Escrow Agent's obligations under this Agreement shall not terminate the rights and obligations of RGI and Oce with respect to one another under this Agreement, and RGI and Oce shall promptly engage a substitute Escrow Agent for the purposes of this Agreement.

      10.4 Return of Deposit. All duties and obligations of Escrow Agent to RGI and Oce will terminate upon expiry or termination of this Agreement. Escrow Agent shall return the Deposit to RGI only after all outstanding invoices and the deposit return fees are paid. If the fee(s) are not received by the renewal date of this Agreement, Escrow Agent shall, at its option, destroy or return the Deposit to RGI.

11.   Fees.

      11.1 When due. All service fees will be due in full at the time of the request for service. Annual renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice.


      11.2 Late Payment. If payment is not timely received by Escrow Agent, Escrow Agent shall have the right to accrue and collect interest at the rate of one and one-half percent (1.5%) per month from the date of invoice for all late payments.

      11.3 Schedule of Fees. All service fees and annual renewal fees will be paid

                                   - Page 7 -
             by Oce and are those specified in Escrow Agent's Schedule of Fees in effect at the time of renewal, or request for service, except as otherwise agreed. For any service not listed on the Schedule of Fees, Escrow Agent shall provide a quote prior to rendering such service.

    11.4 Increases. For any increase in Escrow Agent's standard fees, Escrow Agent shall notify RGI and Oce at least ninety (90) days prior to any renewal of this Agreement.


12. Indemnification. RGI and Oce agree to defend and indemnify Escrow Agent and hold Escrow Agent harmless from and against all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by Escrow Agent as a result of performance of this Agreement except in the event of gross negligence of Escrow Agent or willful misconduct of Escrow Agent.

13. General.

    13.1 Authority to Act. Escrow Agent may act in reliance upon any written instruction, instrument or signature reasonably believed to be genuine and may assume that any person giving written notice, request, advice or instruction on behalf of a party in connection with or relating to this Agreement has been duly authorized to do so.

    13.2 Failure to Perform. Escrow Agent is not responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control.

    13.3 Announcements. Neither party shall make any public announcement concerning this Agreement or the relationship of the parties under this Agreement without first obtaining the advice and consent of the other party concerning the content and timing of such announcement.

    13.4 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of California, exclusive of State rules of conflicts of law and of the United Nations Convention on the Sale of Goods.

    13.5 Dispute Resolution. The sole and exclusive remedy with respect to any controversy, claim or dispute between the parties to this Agreement arising under this Agreement or any common law, statutory or regulatory



                                    -Page 8-
             provision shall be recourse to arbitration in New York, New York in accordance with the then-effective Rules of Conciliation and Arbitration of The International Chamber of Commerce by three (3) arbitrators appointed according to those Rules; RGI and Oce shall each select one arbitrator and the third arbitrator shall be selected by the arbitrators selected by RGI and Oce. Each party hereby expressly waives any right it may have to any remedy in a court of law. Any award of the arbitrators shall be final and conclusive on the parties, judgment upon such award may be certified in any court of competent jurisdiction and no appeal shall lie therefrom. Notwithstanding the foregoing, a party may apply to a court of law (and equity) for injunctive relief; provided, that it is the intent of the parties that the merits of any claim will be ultimately determined by arbitration in the manner provided above.

    13.6 Language. This Agreement is in the English language only, which shall be controlling in all respects. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

    13.7 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given for all purposes by delivery in person, by prepaid registered or certified mail, or by telegram; telex, cable or telefax, addressed to the party to be notified at the address given in this Agreement for notices to such party, or to such other address as may be furnished from time to time by notice from such party. A notice shall be effective upon receipt, and shall be deemed received seven (7) days after dispatch if sent by mail.

    13.8 Severability. If any provision of this Agreement is held invalid by any law, rule, order or regulation of any government, or by the final determination of any state or federal court or of an arbitration panel, such invalidity shall not affect the enforceability of any other provisions not held to be invalid.

    13.9 Entire Agreement. This Technology Escrow Agreement, and the Product Agreement and the Manufacturing License Agreement between RGI and Oce, set forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussion between them.

    13.10 Exhibits. The attached Exhibits, as modified from time to time in a manner permitted under this Agreement, shall form a part of this Agreement.



                                    -Page 9-

    13.11 Modification. No modification of, or amendment to, this Agreement, or any waiver of any rights under this Agreement, shall be effective unless in writing signed by an officer of the party to be charged.

    13.12 Power to Enter Agreement. Each party hereby warrants and represents to the other that it has full power and authority to enter into this Agreement and to grant all rights and licenses contained herein.

In witness whereof, the parties have caused this Agreement to be executed by their duly authorized representative.



RASTER GRAPHICS, INC.                           OCE GRAPHICS FRANCE S.A.



By: /s/ Andreas Bibl                            By: /s/ OCE GRAPHICS FRANCE S.A.
    -------------------------                       ----------------------------

Name: Andreas Bibl                              Name:
     ------------------------                         --------------------------

Title: President / CEO                          Title: Chairman
      -----------------------                         --------------------------

Date: Oct. 1st, 1990                            Date: Oct. 1st, 1990
     ------------------------                        ---------------------------



ESCROW AGENT



By:
   --------------------------

Name:
     ------------------------

Title:
      -----------------------

Date:
     ------------------------



                                   -Page 10-

                                   Exhibit A
                          Technology Escrow Agreement
                            Account Number ________

                    Designated Representatives and Locations

For RGI:

    Address Notices to:



    Designated Representative & Phone:

    Address Invoices to:

For Oce:

    Address Notices to:  Mr. Terry Haney, Vice-President Engineering
                         Oce Graphics USA, Inc.
                         385 Ravendale Drive
                         P.O. Box 7169
                         Mountain View, CA 94309

    Designated Representative Mr. Terry Haney, Vice-President Engineering
      & Phone:                (415) 966-9552

    Address Invoices to: Same as above

For Escrow Agent:

    Address Notices to:  Mr. Jim Matysiak, Area Sales Manager
                         Data Securities International, Inc.
                         49 Stevenson Street, Suite 550
                         San Francisco, CA 94105

    Designated Representative  Mr. Jim Matysiak, Area Sales Manager
      & Phone:                 (415) 541-9013

    Address Invoice Inquiries and Fee Remittances to: Same as above

All requests from RGI or Oce to change the designated representative must be given in writing and signed by an officer of RGI or Oce as the case may be.

Date: __________________



                                   -Page 11-

                                   Exhibit B
                          Technology Escrow Agreement
                           Account Number _________

                       Description of Deposit Materials_



RGI, pursuant to a Technology Escrow Agreement, hereby deposits the below described materials into the above referenced Deposit Account by transferring them to Escrow Agent. The Deposit Type is: (check space that applies)

____ Initial Deposit         _____ Supplement



DEPOSIT MATERIALS

Name
Version
Date
CPU/OS
Compiler
Application
Utilities needed
Special operating instructions

Item Description                            Media                      Quantity



I certify that the above describe materials were delivered/sent to Escrow Agent.

By
Name
Title
For
Date

Materials Received.



                                   -Page 12-

By
Name
Title
For Escrow Agent
Date



DEFINITIONS

RGI may Update the Deposit Account with Supplemental Materials.

Supplemental Materials are materials that are to be added to the existing Deposit by RGI. The Supplemental materials will be incorporated into the existing Deposit and treated as the whole.

Replacement Materials are materials which replace the entire existing deposit materials. RGI may request to replace the entire existing deposit. The existing Deposit materials on deposit that have been contractually allowed to be replaced will be dealt with as specified in the Technology Escrow Agreement, or its Exhibits and Addenda.

Escrow Agent reserves the right to destroy the existing deposit for which return of deposit fees have not been paid. Escrow Agent will notify RGI of such action.



WARRANTY BE RGI

RGI represents and warrants that it is lawfully possessed of all Deposit Materials stored under the Deposit Agreement and has the authority to store them in accordance with the terms thereof.



OBLIGATIONS OF Escrow Agent

To hold these Deposit Materials and treat them as called for in the Technology Agreement. If a Technology Escrow Agreement does not exist then to not disclose, divulge nor otherwise make available to any third party the deposited materials except pursuant to an agreement between RGI and Escrow Agent or under the compulsion of a valid court order.



AMENDMENT

This form acts as an Amendment, if one is called for.



                                   -Page 13-

                                                                   July 17, 1991
                                                                   HAT EGOU/2340

                AMENDMENT TO THE MANUFACTURING LICENSE AGREEMENT
            BETWEEN RASTER GRAPHICS INC, AND OCE GRAPHICS FRANCE S.A.

Effective as per July __, 1991 Raster Graphics Inc., a Californian corporation having its principal office at 285 N. Wolfe Road, Sunnyvale, California 94086 (hereinafter "RGI") and Oce Graphics France S.A., a French corporation having its principal offices at 1 rue Jean Lemoine, 94003 Creteil Cedex, France (hereinafter "Oce") agree to amend the Manufacturing License Agreement dated October 1, 1990 (hereinafter "Agreement") between RGI and Oce as follows:

1.       -        The definition of "Plotter" in article 1.2 shall be replaced by the following: "Plotter means Plotter as defined in the Product Agreement, as well as and including any New Plotter which becomes a Plotter in accordance with Article 6.4 of the Product Agreement.

2.       The following definitions shall be added to article 1:

         1.7 "Loan Agreement" means the Loan Agreement dated as of June 21, 1991 by and among RGI, NKK Corporation, NUF Corporation, Oce and Oce USA Holding Inc.

         1.8 "Security Agreement" means the Security Agreement by and among RGI, NKK and Oce which is executed and delivered in accordance with the Loan Agreement.

3. From Oce's right and license to manufacture and have manufactured the Products as stated in article 2.1 shall be excluded the right and license to manufacture the Products in Japan; except that, Oce shall retain the right to authorize third parties to manufacture in Japan components (such as heads, integrated circuits and casings) purchased by Oce to manufacture the Products outside Japan.

4.       The following shall be added to article 2.1:

         - In line 4 after the word "Products": "including but not restricted to the right to manufacture the electrostatic head";
         - After the last sentence: "Oce further shall be authorized to start manufacturing of the Products upon occurence of any of the following events:

                  (i) RGI fails to repay the outstanding principal amount and accrued interest of the loan made by Oce USA Holding Inc. pursuant to the Loan Agreement, when due, irrespective of the 120-day extension period for the repayment of the loan (to allow RGI to seek outside financing to repay the loan);

                  (ii) RGI is in default of any provision of Section 6 of the Loan Agreement, irrespective of the 120-day extension period for the repayment of the loan (to allow RGI to seek outside financing to repay the loan), or;

                  (iii) The election by Oce under Section 2H (i) or 2K of the Loan Agreement to commence manufacturing RGI Products.

5. In article 3.1 the schedule of initial unit royalties shall be replaced by the following schedule:
         Amount for each of Type A1 and Type A0 Plotter:
         Through month 24
                  One million seven hundred thousand US Dollars (USD 1,700,000)

         Following month 24 through month 36
                  One million two hundred seventy-five thousand US Dollars (USD 1,275,000)

         Following month 36 through month 48
                  Eight hundred fifty thousand US Dollars (USD 850,000)

         Following month 48 through month 60
                  Four hundred twenty-five thousand US Dollars (USD 425,000)

         Following month 60
                  One US Dollar (USD 1.00)

         Amount for other Products
         The initial unit royalty for Products other than the Type A1 Plotter and Type A0 Plotter shall be mutually agreed to by Oce and RGI.

6.       The following articles shall be added to article 3:
         3.5 Manner of Payment

         3.5.1
         Payments to Escrow Account. the initial unit royalty paid by Oce into the escrow account shall be applied as follows:

         (i) first, to refund the initial unit royalty to Oce if such is required under this Agreement and the Loan Agreement.
         (ii) Second, to pay all principal, accrued interest and other amounts, if any, when such are due and payable under the Loan Agreement and the promissory note delivered pursuant thereto.
         (iii) Third, to pay to Oce all of RGI's obligations to refund prepayments and other amounts under the Product Agreement.

         (iv) Fourth, to pay all other monetary obligations, if any, of RGI to Oce and Oce USA Holding Inc. under the Loan Agreement and the promissory note and Security Agreement executed in connection therewith, this Agreement and the Product Agreement.

         3.5.2
         Abatement of Running Royalty Payments. In addition, RGI agrees that if the amount of the initial unit royalty paid into escrow is less than the aggregate amount of all obligations of RGI to Oce describe din
         Section 3.5.1 above, Oce may defer its payment of running royalties under Section 3.2 until payment in full of the above amounts shall have been made by RGI or until Oce's credits against such obligations have been reduced to zero.

         3.6 Taxes
         The royalties payable by Oce pursuant to this Agreement do not include local, state, federal or foreign income taxes. RGI shall be responsible for the payment of all such income taxes associated with the royalties paid by Oce hereunder (except for taxes based on Oce's income, which shall be paid by Oce. Oce shall be entitled to deduct and withhold from any payment due to RGI hereunder RGI income taxes levied by the government of France. If such taxes are withheld by Oce, Oce shall send to RGI a tax certificate showing payment of the taxes.

7.       The following paragraph shall be added to article 5:
         5.4
         Continuation of Rights/Survival of Certain Terms. Notwithstanding the termination or cancellation of this Agreement for any reason, the rights granted to Oce pursuant to Section 2.1 above existing as of the effective date of such termination or cancellation, and the obligation of Oce to pay the fees set forth in Section 3 of this Agreement shall survive the termination or cancellation of this Agreement; provided that the exercise by Oce of its rights under Section 2.1 after such termination or cancellation is subject to the conditions that Oce (a) has paid to RGI the fees set forth in Section 3 above, which have become due and payable prior to the termination or cancellation of this Agreement, (b) pays to RGI the fees set forth in Section 3 above, which become due and payable subsequent to the termination or cancellation of this Agreement, if, but only if, this Agreement is terminated by RGI for a material breach of this Agreement by Oce and (c) complies with its obligations to maintain RGI proprietary information confidential. Should RGI file a voluntary petition with a United States bankruptcy court to seek protection under the United States bankruptcy law, or should an involuntary petition be filed against RGI which RGI fails to contest in a timely fashion or which petition is consented to by RGI, Oce may, in its sole discretion, elect to retain Oce's rights under this Agreement as they existing immediately prior to the filing of the petition pursuant to the procedures set forth in the United States bankruptcy law, including but not limited to 11 U.S.C. Section 365(n), upon rejection of this Agreement by the trustee representing RGI or RGI as debtor-in-possession.

Unless expressly modified herein, all other provisions of the Agreement shall remain in full force and effect in their original form.

WHEREFORE, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

Raster Graphics Inc.                       Oce Graphics France S.A.

By: /s/ Raster Graphics Inc.               By: /s/ OCE Graphics France S.A.
   -------------------------                   ----------------------------

Title: _____________________                Title: _________________________

Date: ______________________                 Date: _________________________

29 April 1992

Raster Graphics Inc.
285 N. Wolfe Road
Sunnyvale, CA  94086-3820

USA

Dear Sirs,

This letter sets forth amendment nr. 1 of the Product Agreement between Raster Graphics Inc. and Oce Graphics France S.A. as of 1st October 1990.

This amendment will become effective as of 1st March 1992.

1. The A0 Model Plotter, as described in Annex V to the Loan Agreement as of June 21, 1991 is a New Plotter for purposes of Section 1.5 of the Product Agreement. Notwithstanding the foregoing sentence a New Plotter shall not include color electrostatic plotters for which RGI receives third party funding to develop and which is not significantly similar to the A0 machine.

2. The definition of the term First Year in Section 1.14, with respect to the A0 Model Plotter, shall mean a period of 12 months beginning on 1st April 1992 or on such later date as results from item 4 of this letter.

3. Oce agrees to place an initial purchase order (the Initial Order) for eighty (80) A0 Models by April 30, 1992 with estimated scheduled delivery dates, on a monthly basis, between May 1, 1992 and March 31, 1993. The Initial Order shall be firm and noncancelable, save as provided in item 5 below.

4. If RGI fails to meet the development plan, timetable and milestones, as described in Annex V to the Loan Agreement, Oce shall grant to RGI a term of no longer than three (3) months to remedy its failure in which case the commencement date of the First Year, (as defined in item 2 above), will be extended by the number of days RGI needs to remedy its failure and (2) the dates provided in item 3 above will be extended by the same number of days.

5. If RGI fails to remedy its failure as provided in item 4, Oce reserves the right to cancel the Initial Order. If Oce cancels the Initial Order, RGI may convert Oce's exclusive rights with respect to the A0 Model Plotter to non exclusive rights upon written notice to Oce.

6. Oce agrees to confirm, by written purchase orders, deliveries under the Initial Order.

         With respect to the first three months (May, June and July 1992) such confirmations shall be sent to RGI within one week from the date of the Initial Order.

         With respect to each subsequent month such confirmation will be sent to RGI three months before the actual required delivery date.

         Notwithstanding the provisions of Section 3.10 of the Agreement, the deliveries for such purchase order may not be rescheduled beyond March 31, 1992, except as provided in item 4 above.

7. Prepayment, as describe din Exhibit C of the Agreement, for deliveries under the Initial Order will be made simultaneously with the confirmations as provided in item 6 above.

8. Oce's right and license for the Oce Model 424 (A1 Plotter) are non-exclusive for both the Exclusive Territory and the Non-Exclusive Territory. Consequently no minimum commitments shall apply for the Oce Model 424, neither in terms of Exclusive Minimum, nor in terms of Non-Exclusive Minimum and the provisions of Exhibit G of the Agreement shall apply only to the A0 Model.

9.       Exhibit G is amended as follows, with due observance of item 8 hereof:

         1.       Exclusive Minimum.

         1.1      For the First and Second Year (as defined in item 2 above):
                  100 units A0 Models for each such year.

         2.       Non-Exclusive Minimum.

         2.1 For the First and Second Year (as defined in item 2 above): 80 units A0 Models for each such year.

         2.2 For the subsequent years as per the original Section 2.2, it being understood that in accordance with item 8 hereabove, the term "the value of all Plotters" as used in Section 2.2 of Exhibit G shall mean only "the value of all A0 Model Plotters."

10. In the discount Schedule contained in Exhibit B of the Agreement, the first line is deleted and the second line is replaced by:

         "Models 424 and A0 Models . . . . . . 45%."

         The Discount Schedule will be renegotiated (i) for all future orders if Oce does not purchase A0 Model Plotters with aggregate List prices of at least US $4,000,000 per Year upon written notice from RGI, (ii) for any order not prepaid as described in paragraph 1 of Exhibit C of the Agreement upon written notice from RGI, and/or (iii) for all orders scheduled for delivery after the First Year (as defined in item 2 above) and Subsequent Years upon no less than 30 days notice from RGI following notice from Oce as described in Exhibit C of the Agreement (concerning renegotiations on prepayment terms). Notice to be given by RGI shall not be less than 14 days after RGI has received notice from Oce.

11. The payment terms contained in the first paragraph of Exhibit C shall apply only for the First Year (as defined in item 2 above). They will be renegotiated for the following years as provided in the second paragraph of Exhibit C.

12. For the avoidance of doubt and in accordance with Section 2M of the Loan Agreement, it is hereby confirmed that the Term of the Agreement as provided in its Section 12.1 is seven (7) years, thus ending on 1st October 1997, unless terminated earlier in accordance with its terms.

13. In all events Oce's distribution rights with respect to the A0 Model Plotter and any new Plotter will become nonexclusive (in both the Exclusive Territory and in the Nonexclusive Territory) after the Second Year.

14. Provided that Oce plotter distribution rights have not terminated then, if during the periods April 1, 1994 through March 31, 1996, RGI contemplates to grant nonexclusive distribution rights with respect to the A0 Model Plotter (in the Exclusive Territory), other than terms and conditions offered to a Foreign OEM corporation, to either of the following companies: Calcomp, Hewlett-Packard, Xerox, Intergraph, Mutoh, Graphtec, Roland and/or 3M (hereinafter called the Offerees) then the following provisions will apply:

         a) Before granting distribution rights to any of the Offerees, RGI will offer to Oce the terms and conditions, including without limitation any debt/equity financing or quantity commitments and pricing, for such distribution rights as RGI contemplates to offer to such Offeree. Oce will have 30 thirty days to accept the said terms and conditions in writing.

         (b) If Oce accepts the offer, RGI shall not grant distribution rights with respect to the A0 Model Plotter to the respective Offeree. If Oce does not accept the offer within the said 30 (thirty) day period, then, and only then, RGI may extend the same offer and the same terms and conditions to the respective Offeree. The Offeree will have 30 thirty days to accept the said offer.

         (c) If the Offeree accepts the offer, then RGI may grant nonexclusive distribution rights under the offered terms to the respective Offeree. RGI shall not enter into any distribution relationship with the said Offeree under terms and conditions, in particular regarding quantity commitments and pricing/payment, which are different from such terms and conditions offered to Oce pursuant to paragraph a) hereabove.

         (d) RGI shall notify Oce forthwith in writing of the acceptance or rejection of the offer by the Offeree.

15. To the extent that Oce's distribution rights become nonexclusive (or terminate) for any reason, Oce will not be entitled to compensating payments as described in Section 2.3 of the Agreement.

16. Except as expressly provided in this Amendment letter, all other provisions of the Agreement shall remain in full force and effect in their original form. Any ambiguity between the Agreement and this Amendment No. 1 shall be resolved in favor of the interpretation resulting from Amendment No. 1.

17. Nothing contained in this Amendment Letter shall in any way be considered as an amendment of any of the provisions of the Loan Agreement and no provisions of the Loan Agreement shall be effected by this Amendment Letter.

If you agree with the contents of this letter, we would appreciate it if you would confirm so, by signing and returning the enclosed copy of this letter.

Regards,


                                 SEEN AND AGREED

         Oce Graphics France S.A.                    Raster Graphics Inc.


         /s/ Jean Pierre Dupont                      /s/ Rak Kumar
         ------------------------------              ---------------------------
         Jean Pierre Dupont                          Rak Kumar
         Vice President Marketing                    President, CEO
           and Strategic Planning

Fax Number - 011 33 1 49560821

January 20, 1994

Adrien Gimenez
Director B.U. Graphics
Oce Graphics France S.A.
3, rue des Archives - B.P. 138
94004 - Creteil cedex  FRANCE

Dear Adrien:

         This letter sets forth amendment number 2 of the Product Agreement between Raster Graphics, Inc. (RGI) and Oce Graphics France S.A. (Oce) as of 1st, October 1990.

         This amendment will become effective as of January 13, 1994 and shall terminate as of December 31, 1994.

         1.       436CX Order and Pricing

         Oce will place a purchase order for a total of 40 (forty) 436CX units, as configured below, for delivery as follows:

                  10 units in March 1994 (order before January 31, 1994) 10 units in April 1994 (order before February 28, 1994) 10 units in May 1994 (order before March 28, 1994)
                  10 units in June 1994 (order before March 31, 1994)

         Notwithstanding the provision of Section 3.10 and 3.11, the deliveries for such purchase order may not cancelled nor be rescheduled beyond June 30, 1994.

         RGI guarantees a unit selling price of $22,400 (twenty-two thousand four hundred U.S. Dollars) to Oce for a Model 436CX with 116 MB Plot Management Option (Model 551), Toner Autoconcentrate Add System (Model 540) and CalComp 58-68000 Emulation Model (591).

         The unit price will be $22,000 (twenty-two thousand two hundred U.S. Dollars) if Oce supplies and installs the additional 4MB DRAMs for the CalComp Emulation.

         The above unit prices will be remain in effect after the first 40 units provided all scheduled deliveries are before December 31, 1994.

         2.       Technical Warranty

         Oce has the right to check the reliability of the 436CX at RGI's premises before the end of February. If the current reliability problems are not solved on the 436CX's tested, Oce will have the right to cancel the purchase orders placed under this amendment and if cancelled the exclusivity extension noted in Item 4 below will terminate.

         3.       Other Options

         Oce will use its best efforts to promote sales of other 436CX options such as the 497 MB Hard Disk Drive, Ethernet TCP/IP Interface and Imbedded Postscript Interpreter.

         4.       Exclusivity Rights

         If Oce commits, on or before June 30, 1994, to place purchase orders with RGI for an average of 10 units per month for the three month period July, August and September, with delivery October 30, 1994, the exclusivity for the 436CX will be extended to September 30, 1994. If Oce commits, on or before September 30, 1994, to place purchase orders with RGI for an average of 10 units per months for the three month period October, November and December, with delivery by January 31, 1994. Notwithstanding the provisions of Sections 3.10 and 3.11, the deliveries for such purchase orders may not cancelled nor be rescheduled beyond January 31, 1995.

         5.       General

         Except as expressly provided in this Amendment above, all other provisions of the Agreement shall remain in full force and effect in their original form.

         WHEREFORE, RGI and Oce have caused this Agreement to be duly executed as of the day and year first written above.

Raster Graphics, Inc.                         Oce Graphics France S.A.

By:  /s/ Rak Kumar                                By: /s/ Adrien Gimenez
     -----------------------                      -----------------------
     Rak Kumar                                    Adrien Gimenez
     CEO and President                            Director B.U. Graphics

                                                            Raster Graphics Inc.
                                                            3025 Orchard Parkway
                                                            San Jose, CA 95134
                                                            USA

Department                 Product Planning
Date                       6.3.1995
Our reference              HDGR/RGI.2

Dear Sirs,

         This letter sets forth Amendment number 3 of the Product Agreement between Raster Graphics Inc. ("RGI"), and Oce Graphics France S.A. ("Oce") as of 1st October 1990 (the "Product Agreement").

         1) This amendment is effective as of September 1, 1994.

         2) The amendments of the Product Agreement as contained in its amendment number 1 of 29 April 1992 are not applicable to this amendment number 3.

         3) The DCS 5400 Printer (hereafter the "Added Product"), as specified in Annex 1 of this letter, is a New Plotter in terms of article 1.5 of the Product Agreement.

         4) In respect of the Added Product, the rights granted by article 2.1 of the Product Agreement shall be non-exclusive. The territory in which such rights may be exercised shall comprise all countries of the world, except Japan.

         5) The articles 2.2 through 2.9 of the Product Agreement and consequently its Exhibit G shall not apply with respect to the Added Product.

         6) The prices for the Added Product shall be their US list prices as mentioned in Annex 1 to this letter, less a discount, in terms of Exhibit B of the Product Agreement, of 35%. Oce shall have the right to apply the discount percentage at the lower of the US list prices or International list prices. With respect to the Added Product, the term OEM Corporation as used in article 3.4 of the Product Agreement shall be replaced by the term "International Distributor of RG".

         7) With respect to the Added Product a new sentence shall be added to article 3.5 of the Product Agreement, reading: "Oce's forecasts as mentioned in this article shall be non-binding."

         8) With respect to the Added Product, article 3.6 of the Product Agreement shall not apply.

         9) The periods of 90 days and 120 days as mentioned in article 3.7 of the Product Agreement shall with respect to the Added Product be 60 days and 90 days respectively.

         10) Notwithstanding article 5.1 and Exhibit C of the Product Agreement, the payment terms with respect to the Added Product shall be 50% at ordering date and 50% within 60 days after date of invoice received from RGI following delivery.

         11) Except as expressly provided for in this Amendment, all other provisions of the Product Agreement shall remain in full force and effect.

         If you agree with the contents of this letter, please confirm so by signing and returning the enclosed copy of this letter.

Regards,

                                        Seen and agreed

Oce Graphics France S.A.                Raster Graphics Inc.

/s/ OCE Graphics France S.A.            /s/ Rak Kumar
- ----------------------------            ---------------------------------
By:                                     By:  Rak Kumar, CEO and President

    ANNEX 1 to Amendment nr. 3 of the Product Agreement as of March 6, 1995.

Product               Description                              US list price        International list price
- ----------------------------------------------------------------------------------------------------------------

DS 5400               Digital Color Station 5400               $99,500.-               $ 109,000.-

DCS 54S5              Optional Fifth Toning Station            $ 9,950.-               $  10,950.-


                                      -3-